EXHIBIT 10.AAb

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                                Credit Agreement

                                      Among

                              TECH DATA CORPORATION

                                       and

                             Bank of America, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                        Letter of Credit Issuing Lender,

                                       and

                                  Bank One, NA,
                              As Syndication Agent,
                                       and

                                Scotiabanc, Inc.,
                             As Documentation Agent,
                                       and

                           First Union National Bank,
                                as Managing Agent
                                       and

                               The Other Financial
                            Institutions Party Hereto

                             Dated as of May 8, 2000

                                     [LOGO]

================================================================================

                         Banc of America Securities LLC,
                                       as
                       Sole Arranger and Sole Book Manager

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                                TABLE OF CONTENTS

         SECTION                                                                                               PAGE
         -------                                                                                               ----
SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS......................................................................2
         1.01         Defined Terms...............................................................................2
         1.02         Use of Certain Terms.......................................................................27
         1.03         Accounting Terms...........................................................................28
         1.04         Rounding...................................................................................28
         1.05         Exhibits and Schedules.....................................................................28
         1.06         References to Agreements and Laws..........................................................28
         1.07         Currency Equivalents Generally.............................................................28
         1.08         Financial Definitions and Acquisitions.....................................................28

SECTION 2.            THE COMMITMENTS AND EXTENSIONS OF CREDIT...................................................30
         2.01         Committed Loans............................................................................30
         2.02         Borrowings, Conversions and Continuations of Committed Loans...............................30
         2.03         Competitive Loans..........................................................................32
         2.04         Letters of Credit..........................................................................37
         2.05         Swing Line Loans...........................................................................41
         2.06         Prepayments................................................................................42
         2.07         Reduction or Termination of Commitments....................................................43
         2.08         Principal and Interest.....................................................................43
         2.09         Fees.......................................................................................44
         2.10         Computation of Interest and Fees...........................................................44
         2.11         Making Payments............................................................................45
         2.12         Funding Sources............................................................................46
         2.13         Increase in Combined Commitments...........................................................46
         2.14         Obligations to Collateral Agent............................................................47

SECTION 3.            SECURITY...................................................................................49
         3.01         Facility Guaranty..........................................................................49
         3.02         Pledge Agreements..........................................................................49
         3.03         Further Assurances.........................................................................49
         3.04         Intercreditor Agreement....................................................................49

SECTION 4.            TAXES, YIELD PROTECTION AND ILLEGALITY.....................................................50
         4.01         Taxes......................................................................................50
         4.02         Illegality.................................................................................50
         4.03         Inability to Determine Rates...............................................................51
         4.04         Increased Cost and Reduced Return; Capital Adequacy........................................51
         4.05         Breakfunding Costs.........................................................................52
         4.06         Matters Applicable to all Requests for Compensation........................................52
         4.07         Survival...................................................................................53

SECTION 5.            CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT...............................................54
         5.01         Conditions of Initial Extension of Credit..................................................54
         5.02         Conditions to all Extensions of Credit.....................................................55

SECTION 6.            REPRESENTATIONS AND WARRANTIES.............................................................57
         6.01         Existence and Qualification; Power; Compliance with Laws...................................57
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
         6.02         Power; Authorization; Enforceable Obligations..............................................57
         6.03         No Legal Bar...............................................................................57
         6.04         Financial Statements; No Material Adverse Effect...........................................57
         6.05         Litigation.................................................................................58
         6.06         No Default.................................................................................58
         6.07         Ownership of Property; Liens...............................................................58
         6.08         Taxes......................................................................................58
         6.09         Margin Regulations; Investment Company Act; Public Utility Holding Company Act.............58
         6.10         ERISA Compliance...........................................................................59
         6.11         Intangible Assets..........................................................................59
         6.12         Compliance With Laws.......................................................................59
         6.13         Environmental Compliance...................................................................59
         6.14         Insurance..................................................................................60
         6.15         Disclosure.................................................................................60

SECTION 7.            AFFIRMATIVE COVENANTS......................................................................61
         7.01         Financial Statements.......................................................................61
         7.02         Certificates, Notices and Other Information................................................62
         7.03         Payment of Taxes...........................................................................63
         7.04         Preservation of Existence..................................................................63
         7.05         Maintenance of Properties..................................................................63
         7.06         Maintenance of Insurance...................................................................63
         7.07         Compliance With Laws.......................................................................63
         7.08         Inspection Rights..........................................................................63
         7.09         Keeping of Records and Books of Account....................................................64
         7.10         Compliance with ERISA......................................................................64
         7.11         Compliance With Agreements.................................................................64
         7.12         Use of Proceeds............................................................................64
         7.13         New Subsidiaries...........................................................................64

SECTION 8.            NEGATIVE COVENANTS.........................................................................66
         8.01         Indebtedness...............................................................................66
         8.02         Liens and Negative Pledges.................................................................66
         8.03         Fundamental Changes........................................................................67
         8.04         Dispositions...............................................................................68
         8.05         Investments................................................................................68
         8.06         Lease Obligations..........................................................................70
         8.07         Restricted Payments........................................................................70
         8.08         ERISA......................................................................................70
         8.09         Change in Nature of Business...............................................................70
         8.10         Transactions with Affiliates...............................................................70
         8.11         Acquisitions...............................................................................70
         8.12         Limitations on Upstreaming.................................................................70
         8.13         Margin Regulations.........................................................................70
         8.14         Financial Covenants........................................................................71
         8.15         Change in Auditors.........................................................................71
         8.16         Prohibition on Prepayment of Debt..........................................................71
         8.17         Guaranty Obligations.......................................................................71

SECTION 9.            EVENTS OF DEFAULT AND REMEDIES.............................................................72
         9.01         Events of Default..........................................................................72
         9.02         Remedies Upon Event of Default.............................................................74

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
SECTION 10.           ADMINISTRATIVE AGENT.......................................................................76
         10.01        Appointment and Authorization of Administrative Agent......................................76
         10.02        Delegation of Duties.......................................................................76
         10.03        Liability of Administrative Agent..........................................................76
         10.04        Reliance by Administrative Agent...........................................................77
         10.05        Notice of Default..........................................................................77
         10.06        Credit Decision; Disclosure of Information by Administrative Agent.........................78
         10.07        Indemnification of Administrative Agent....................................................78
         10.08        Administrative Agent in Individual Capacity................................................79
         10.09        Successor Administrative Agent.............................................................79
         10.10        Co-Agents; Lead Managers...................................................................79
         10.11        Collateral Matters.........................................................................80

SECTION 11.           MISCELLANEOUS..............................................................................82
         11.01        Amendments; Consents.......................................................................82
         11.02        Transmission and Effectiveness of Communications and Signatures............................83
         11.03        Attorney Costs, Expenses and Taxes.........................................................84
         11.04        Binding Effect; Assignment.................................................................84
         11.05        Set-off....................................................................................86
         11.06        Sharing of Payments........................................................................86
         11.07        No Waiver; Cumulative Remedies.............................................................87
         11.08        Usury......................................................................................87
         11.09        Counterparts...............................................................................87
         11.10        Integration................................................................................87
         11.11        Nature of Lenders' Obligations.............................................................88
         11.12        Survival of Representations and Warranties.................................................88
         11.13        Indemnity by Borrower......................................................................88
         11.14        Nonliability of Lenders....................................................................89
         11.15        No Third Parties Benefited.................................................................90
         11.16        Severability...............................................................................90
         11.17        Confidentiality............................................................................90
         11.18        Further Assurances.........................................................................91
         11.19        Headings...................................................................................91
         11.20        Time of the Essence........................................................................91
         11.21        Foreign Lenders............................................................................91
         11.22        Removal and Replacement of Lenders.........................................................92
         11.23        Governing Law..............................................................................92
         11.24        Waiver of Right to Trial by Jury...........................................................93
         11.25        ENTIRE AGREEMENT...........................................................................93

SIGNATURES......................................................................................................S-1

EXHIBITS

                  FORM OF

         A-1      Request for Extension of Credit
         A-2      Request for Swing Line Loan
         B        Compliance Certificate
         C        Committed Loan Note
         D        Assignment and Acceptance
         E-1      Competitive Bid Request
         E-2      Competitive Bid
         E-3      Competitive Loan Note
         E-4      Competitive Bid Request/Administrative Agent Administered
         E-5      Competitive Bid/Administrative Agent
         F        Intercreditor Agreement
         G        Swing Line Note
         H        Opinion of Counsel
         I        Commitment Increase Agreement
         J        Added Bank Agreement
         K        Facility Guaranty

SCHEDULES

         1.01(a)  Existing Letters of Credit
         1.01(b)  Offshore Currencies
         2.01     Commitments and Pro Rata Shares
         8.01     Existing Indebtedness, Liens and Negative Pledges
         8.05     Investments
         11.02    Offshore and Domestic Lending Offices, Addresses for Notices

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("AGREEMENT") is entered into as of May 8, 2000 by and among TECH DATA CORPORATION, a Florida corporation ("BORROWER"), each lender from time to time party hereto (collectively, "LENDERS" and individually, a "LENDER"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and Issuing Lender.

                                     RECITAL

        Borrower has requested that Lenders and Issuing Lender provide a multicurrency revolving line of credit, and Lenders, Issuing Lender and Administrative Agent are willing to do so on the terms and conditions set forth herein.

        In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   SECTION 1.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "ABSOLUTE RATE" means a fixed rate of interest for a Competitive Loan determined from an Absolute Rate Bid that has been accepted by Borrower.

         "ABSOLUTE RATE BID" has the meaning set forth in SECTION 2.03A(B) and
SECTION 2.03B(B).

         "ACQUISITION" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

         "ADDED LENDER" has the meaning set forth in SECTION 2.13(A).

         "ADMINISTRATIVE AGENT" means, (i) Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent and (ii) Bank of America, N.A., in its capacity as Collateral Agent under the Pledge Agreements, or any successor collateral agent.

         "ADMINISTRATIVE AGENT'S OFFICE" means Administrative Agent's address and, as appropriate, account as set forth on SCHEDULE 11.02, or such other address or account as Administrative Agent hereafter may designate by written notice to Borrower and Lenders.

         "ADMINISTRATIVE AGENT-RELATED PERSONS" means Administrative Agent (including any successor agent), together with its Affiliates (including, in the case of Bank of America in its capacity as Administrative Agent, the Arranger) and the Collateral Agent, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates and Collateral Agent.

         "AFFILIATE" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGREEMENT" means this Credit Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

         "APPLICABLE AMOUNT" means the following amounts per annum, based upon the Debt Rating:

                                APPLICABLE AMOUNT (IN BASIS POINTS PER ANNUM)
                                                                                   OFFSHORE RATE
                                                                                        AND
                               DEBT RATINGS                                         LETTERS OF
           PRICING LEVEL       S&P/MOODY'S        FACILITY FEE  UTILIZATION FEE       CREDIT         BASE RATE
           -------------- ----------------------- ------------- ---------------- ------------------ ------------
                 1             => BBB+/Baa1           15.0           12.5              22.5              0.0
                 2               BBB/Baa2             17.5           12.5              45.0              0.0
                 3              BBB-/Baa3             20.0           12.5              67.5              0.0
                 4               BB+/Ba1              25.0           12.5              87.5             50.0
                 5                BB/Ba2              37.5           25.0              112.5            75.0
                 6               BB-/Ba3              50.0           25.0              150.0           100.0

         "APPLICABLE PAYMENT DATE" means, (a) as to any Offshore Rate Loan, the last day of the relevant Interest Period, any date that such Loan is prepaid or converted in whole or in part and the Maturity Date; PROVIDED, HOWEVER, that if any Interest Period for an Offshore Rate Loan exceeds three months, interest shall also be paid on the Business Day which falls every three months after the beginning of such Interest Period; and (b) as to any other Obligations, the first Business Day following the last Business Day of each fiscal quarter of the Borrower and the Maturity Date; PROVIDED, FURTHER, that interest accruing at the Default Rate shall be payable from time to time upon demand of Administrative Agent.

         "APPLICABLE TIME" means New York time.

         "ARRANGER" means Banc of America Securities LLC, in its capacity as sole arranger and sole book manager.

         "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance substantially in the form of EXHIBIT D.

         "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

         "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended January 31, 2000, and the related consolidated statements of income and cash flows for such fiscal year of Borrower.

         "BANK OF AMERICA" means Bank of America, N.A. and its successors.

         "BASE RATE" means a fluctuating rate per annum equal to the sum of (i) the higher of (a) the Federal Funds Rate plus 1/2 of 1% or (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate" plus (ii) the Applicable

Amount. The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the "prime rate" announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "BASE RATE LOAN" means a Loan made hereunder and specified to be a Base Rate Loan in accordance with SECTION 2.

         "BORROWER" has the meaning set forth in the introductory paragraph hereto.

         "BORROWER PARTY" means Borrower or any Person (except Lenders, Administrative Agent and any of their respective Affiliates) from time to time party to a Loan Document.

         "BORROWING" and "BORROW" each mean a borrowing of Loans hereunder consisting of Loans of the same type made on the same day in the same applicable currency and, in the case of Offshore Rate Loans, having the same Interest Periods.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York and Florida or the local lending office of Administrative Agent set forth in SCHEDULE 11.02 are authorized or required by law to close, and, if the applicable Business Day relates to:

                  (a) an Obligation denominated in Dollars, any such day on which dealings are carried on in the applicable offshore Dollar market;

                  (b) an Obligation denominated in the euro or NCU, any such day which is:

                           (i) for payments or purchases of the euro or NCU, a
                  TARGET Business Day; and

                           (ii) for all other purposes, including without
                  limitation the giving and receiving of notices hereunder, a TARGET Business Day on which banks are generally open for business in London, Frankfurt and in any other principal financial center as Administrative Agent may from time to time determine for this purpose; and

                  (c) an Obligation denominated in any other Offshore Currency, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

         A "TARGET BUSINESS DAY" is a day when TARGET (Trans-European Automated Real-time Gross settlement Express Transfer system), or any successor thereto, is scheduled to be open for business.

         "CAPITAL LEASES" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

         "CHANGE OF CONTROL" means, with respect to Borrower, an event or series of events by which:

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of Borrower or its subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the membership interests of Borrower; or

         (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

         "CLOSING DATE" means the date all the conditions precedent in SECTION
5.01 are satisfied or waived in accordance with SECTION 5.01.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" means, collectively, all property of Borrower, any Subsidiary or any other Person in which Administrative Agent, the Collateral Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument.

         "COLLATERAL AGENT" means Bank of America, N.A., in its capacity as collateral agent (or as otherwise denominated) under any of the Loan Documents, or any successor collateral agent.

         "COMMITMENT" means, for each Lender, the amount set forth opposite such Lender's name on SCHEDULE 2.01, as such amount may be reduced or adjusted from time to time in accordance with the terms of this Agreement (collectively, the "COMBINED COMMITMENTS").

         "COMMITTED LOAN" means a Base Rate Loan or an Offshore Rate Loan made to Borrower by a Lender in accordance with its Pro Rata Share pursuant to
SECTION 2.01, except as otherwise provided herein.

         "COMMITTED LOAN NOTE" means a promissory note made by Borrower in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of EXHIBIT C (collectively, the "COMMITTED LOAN NOTES").

         "COMPETITIVE BID" means a written bid delivered to Borrower or Administrative Agent, as the case may be, to provide Competitive Loans, substantially in the form of EXHIBIT E-2 in the case of a bid delivered to the Borrower and EXHIBIT E-5 in the case of a bid delivered to the Administrative Agent, duly completed and signed by a Lender.

         "COMPETITIVE BID MAXIMUM" means the maximum amount(s) a Lender is willing to bid under a Competitive Bid for all Competitive Loans included therein and/or individual Competitive Loans included therein.

         "COMPETITIVE BID REQUEST" means a written request substantially in the form of EXHIBIT E-1 in the case of a Competitive Bid made under SECTION 2.03A and EXHIBIT E-4 in the case of a Competitive Bid made under SECTION 2.03B duly completed and signed by a Responsible Officer of Borrower and delivered by Requisite Notice.

         "COMPETITIVE LOAN" means a Loan made by a Lender pursuant to SECTION 2.03A or SECTION 2.03B.

          "COMPETITIVE LOAN MINIMUM AMOUNT" means, with respect to each of the following actions with respect to each type of Competitive Loan, the following amounts set forth opposite such action under such type of Competitive Loan (a reference to "COMPETITIVE LOAN MINIMUM AMOUNT" shall also be deemed a reference to the multiples in excess thereof set forth on the last line below):

                      MINIMUM AMOUNT FOR            ABSOLUTE RATE BIDS     OFFSHORE RATE BIDS
              ------------------------------------ ---------------------- ----------------------
              Competitive Bid Requests                  $10,000,000             $10,000,000

              Competitive Bids                           $5,000,000              $5,000,000

              Competitive Loans                          $5,000,000              $5,000,000

              With multiples in excess of above
              amounts equal to                           $1,000,000              $1,000,000


         "Competitive Loan Note" means a promissory note made by Borrower in favor of a Lender evidencing Competitive Loans made by such Lender, substantially in the form of EXHIBIT E-3 (collectively, the "COMPETITIVE LOAN NOTES").

         "COMPETITIVE LOAN REQUISITE TIME" means, with respect to any of the actions listed below, the time and date set forth opposite such action:

                     TYPE OF ACTION              APPLICABLE TIME      ABSOLUTE RATE BID            OFFSHORE RATE BID
          -------------------------------------- ---------------- --------------------------- -----------------------------
          Delivery of Competitive Bid Request    12:00 Noon       1 Business Day prior to     4 Business Days prior to
                                                                  Borrowing date              Borrowing date

          Delivery of Competitive Bid            9:30 a.m.        Borrowing date              3 Business Days prior to
                                                                                              Borrowing date

          Administrative Agent notifying         10:00 a.m.       Borrowing date              3 Business Days prior to
          Borrower of Competitive Bids                                                        Borrowing date
          received if SECTION 2.03(B) is
          applicable

          Borrower's acceptance of Competitive   10:30 a.m.       Borrowing date              3 Business Days prior to
          Bids                                                                                Borrowing date

         "COMPETITIVE LOAN SUBLIMIT" means an amount equal to the lesser of (a) the combined Commitments and (b) $50,000,000. The Competitive Loan Sublimit is part of, and not in addition to, the combined Commitments.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT B, properly completed and signed by a Responsible Officer of Borrower.

         "CONSOLIDATED CURRENT ASSETS" means cash and all other assets of Borrower and its Subsidiaries, including accounts receivables whether or not assigned under the Trade Receivable Purchase Facility, which are expected to be realized in cash, sold in the ordinary course of business, or consumed within one year or which otherwise would be classified as a current asset.

         "CONSOLIDATED CURRENT LIABILITIES" means the sum of, without duplication, (a) all liabilities of Borrower and its Subsidiaries which by their terms are payable within one year (including all Indebtedness payable on demand or maturing not more than one year from the date of computation and the current portion of Indebtedness having a maturity date in excess of one year), (b) all Outstanding Obligations and (c) all obligations arising under the Transfer and Administration Agreement.

         "CONSOLIDATED CURRENT RATIO" means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Current Assets as of such date to (b) Consolidated Current Liabilities as of such date.

         "CONSOLIDATED EBITDA" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income; provided, however, Consolidated EBITDA shall be subject to adjustment pursuant to SECTION 1.08.

         "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Obligations hereunder), (b) Letter of Credit Usage, (c) the purchase price of Eligible Receivables (as defined in the Transfer and Administration Agreement) sold pursuant to the Trade Receivables Purchase Facility, (d) that portion of obligations with respect to capital leases that are capitalized in the consolidated balance sheet of Borrower and its Subsidiaries, and (e) without duplication, all Guaranty Obligations with respect to Indebtedness of the type specified in subsections (a) and (d) above of Persons other than Borrower or any Subsidiary.

         "CONSOLIDATED INTEREST CHARGES" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of Borrower and its Subsidiaries in connection with borrowed money (including, without limitation, capitalized interest and dealer and program fees payable under the Transfer and Administration Agreement and fees payable in respect of a Swap Contract) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP; provided, however, Consolidated Interest Charges shall be adjusted pursuant to SECTION 1.08(B).

         "CONSOLIDATED NET INCOME" means the gross revenues of Borrower and its Subsidiaries less all operating and non-operating expenses of Borrower and its Subsidiaries, plus or minus minority interest of a Person, including taxes on income, but excluding as income: (i) gains or losses on the sale, conversion or other disposition of capital assets, (ii) gains or losses on the acquisition, retirement, sale or other disposition of capital stock and other securities of Borrower or any Subsidiary, (iii) gains or losses on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, (v) any gain or loss arising by reason of any foreign exchange transaction adjustment and (vi) any other gain or loss or credit of an extraordinary nature as determined in accordance with GAAP.

         "CONSOLIDATED RENTAL EXPENSE" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the gross amount of all lease or rental expense, whether or not characterized as rent, (including all payments under the TDC TROL other than loan and holder payments representing a return of principal) excluding payments in respect of Capital Leases constituting Indebtedness; PROVIDED, HOWEVER, Consolidated Rental Expense shall be adjusted pursuant to SECTION 1.08(B).

         "CONSOLIDATED RENTAL EXPENSE RATIO" means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) the sum of Consolidated EBITDA plus Consolidated Rental Expense for the period of the four fiscal quarters ending on such date to (b) the sum of Consolidated Interest Charges plus Consolidated Rental Expense for the period of four fiscal quarters ending on (or immediately preceding) such date.

         "CONSOLIDATED SENIOR INDEBTEDNESS" means Consolidated Funded Indebtedness minus Consolidated Subordinated Indebtedness.

         "CONSOLIDATED SENIOR LEVERAGE RATIO" means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Senior Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on (or immediately preceding) such date.

         "CONSOLIDATED SHAREHOLDERS' EQUITY" means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

         "CONSOLIDATED SUBORDINATED INDEBTEDNESS" means Consolidated Funded Indebtedness which is subordinated to the Obligations on terms acceptable to the Administrative Agent.

         "CONSOLIDATED TOTAL LEVERAGE RATIO" means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date.

         "CONTINUATION" and "CONTINUE" mean, with respect to any Offshore Rate Loan, the continuation of such Offshore Rate Loan as an Offshore Rate Loan on the last day of the Interest Period for such Loan.

         "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "CONVERSION" and "CONVERT" mean, with respect to any Loan, the conversion of such Loan from or into another type of Loan.

         "COST OF ACQUISITION" means the sum of (a) the market value, as of the date of entering into any agreement to acquire any Person, of the assets and/or capital stock or warrant or option to be transferred in connection therewith,
(b) the amount of cash and the face amount of any debt instrument given as consideration and (c) any Indebtedness assumed (or taken subject to) by Borrower or its Subsidiaries in connection with such Acquisition.

         "CURRENCY SETTLEMENT DATE" means (a) with respect to any Extension of Credit, the date such Extension of Credit is made, and (b) with respect to Outstanding Obligations denominated in an Offshore Currency, any Applicable Payment Date relevant thereto or, subject to SECTION 2.02(C), any additional and more frequent dates as Administrative Agent may, in its sole discretion or at the direction of the Requisite Lenders, select from time to time.

         "DEBT RATING" means, as of any date of determination, the rating as determined by S&P and Moody's (collectively, the "DEBT RATINGS") of

                  (a)      Borrower's senior unsecured long-term debt;

                  (b) if the foregoing debt is not outstanding, then the rating of this credit facility or the implied rating of Borrower's senior unsecured debt securities, PROVIDED THAT if both ratings in this clause
         (b) are available, then both shall apply; or

                  (c) if neither (a) nor (b) applies, then the rating of long-term debt issued by an equipment trust guaranteed by Borrower;

         PROVIDED THAT (i) if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 6 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the average of the two Debt Ratings (or the higher of any two intermediate Debt Ratings) shall apply; (ii) initially, the Debt Ratings shall be determined from the certificate delivered pursuant to SECTION 5.01(A)(VIII); (iii) thereafter, the Debt Ratings shall be determined from the most recent public announcement of any changes in the Debt Ratings; and (iv) any change in the Applicable Amount shall become effective on and as of the date of any public announcement by a rating agency of any Debt Rating that indicates a different Applicable Amount in accordance with this definition and the above chart set forth under the definition of "Applicable Amount".

         "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

         "DEFAULT" means any event, act or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "DEFAULT RATE" means an interest rate equal to the Base Rate PLUS the Applicable Amount, if any, applicable to Base Rate Loans PLUS 2% per annum; PROVIDED, HOWEVER, that with respect to an Offshore Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Amount) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "DIRECT FOREIGN SUBSIDIARY" means a Subsidiary other than a Domestic Subsidiary a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly by Borrower or a Domestic Subsidiary.

         "DISPOSITION" or "DISPOSE" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

         "DOLLAR" and "$" means lawful money of the United States of America.

         "DOMESTIC SUBSIDIARY" means any Subsidiary of Borrower organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

         "ELIGIBLE ASSIGNEE" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, PROVIDED that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) another Lender; (e) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies; or (f) other lenders or institutional investors consented to in writing in advance by Administrative Agent and Borrower. No Borrower Party or any Affiliate of a Borrower Party shall be an Eligible Assignee.

         "ENVIRONMENTAL LAWS" means all Laws relating to environmental, health, safety and land use matters applicable to any property.

         "EQUIVALENT AMOUNT" means, as of any Currency Settlement Date, the amount determined by Administrative Agent by reference to the following table:


                IF THE NOTIONAL AMOUNT IS     THE EQUIVALENT AMOUNT IN           THE EQUIVALENT AMOUNT IN SUCH OFFSHORE
                     DENOMINATED IN:                 DOLLARS IS:                               CURRENCY IS:
               ----------------------------- ----------------------------------- ----------------------------------------
                                                                                 The amount of such Offshore Currency
                                                                                 that can be purchased with Dollars at
                         Dollars                        Such amount              the Spot Rate for delivery on such
                                                                                 Currency Settlement Date

               ----------------------------- ----------------------------------- ----------------------------------------
                                             The amount of Dollars that can be
                                             purchased with such Offshore
                   An Offshore Currency      Currency at the Spot Rate for
                                             delivery on such Currency                         Such amount
                                             Settlement Date


         "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section

4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

         "EURO" means the single currency of Participating Member States.

         "EURO TRANSITION CUTOFF DATE" means December 31, 2001, or such other date as may be established by EMU Legislation.

         "EVENT OF DEFAULT" means any of the events specified in SECTION 9.

         "EXISTING CREDIT FACILITY" means that certain Revolving Credit and Reimbursement Agreement dated as of August 28, 1997 among Borrower, Bank of America, N.A., as agent and a syndicate of lenders.

         "EXISTING LETTERS OF CREDIT" means those Letters of Credit described on
SCHEDULE 1.01(A).

         "EXTENSION OF CREDIT" means (a) a Borrowing, Conversion or Continuation of Loans and (b) a Letter of Credit Action wherein a new Letter of Credit is issued or which has the effect of increasing the amount of, extending the maturity of, or making a material modification to an outstanding Letter of Credit or the reimbursement of drawings thereunder (collectively, the "EXTENSIONS OF CREDIT").

         "FACILITY GUARANTY" means, collectively or individually as the context may require, each Guaranty Agreement between one or more Guarantors and Administrative Agent for the benefit of Administrative Agent and the Lenders, delivered as of the Closing Date and otherwise pursuant to SECTION 7.13, in each case as hereafter amended, modified, supplemented or amended and restated from time to time.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; PROVIDED that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

         "FOREIGN SUBSIDIARY" means any Subsidiary which is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles as in effect in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Requisite Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         "GOVERNMENTAL AUTHORITY" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

         "GUARANTORS" means, at any date, the Domestic Subsidiaries who are required to be parties to a Facility Guaranty at such date.

         "GUARANTY OBLIGATION" means, as to any Person, any (a) guaranty by such Person of Indebtedness of, or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by such Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or a guaranty of obligations of a customer of Borrower or its Subsidiaries which doesn't constitute Indebtedness under the definition of "Indebtedness". The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

         "INCREASED COMMITMENT DATE" has the meaning set forth in SECTION
2.13(B).

         "INCREASING LENDER" has the meaning set forth in SECTION 2.13(A).

         "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer, Bloomberg or similar service in such Swap Contract;

                  (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (e) lease payment obligations under capital leases;

                  (f) the purchase price of Eligible Receivables (as defined in the Transfer and Administration Agreement) sold pursuant to the Trade Receivables Purchase Facility; and

                  (g) all Guaranty Obligations of such Person in respect of any of the foregoing.

         For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to Requisite Lenders. The term "Indebtedness" shall not include the TDC TROL, payroll indebtedness, and trade indebtedness or guaranty thereof incurred in the ordinary course of business (including trade indebtedness through financial intermediaries) provided such trade indebtedness has a maturity of less than one year, capital stock, surplus and retained earnings, minority interests in the stock of Subsidiaries, other operating lease obligations, reserves for deferred taxes and investment credits, and deferred compensation obligations.

         "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 11.13.

         "INDEMNITEES" has the meaning set forth in SECTION 11.13.

         "INTERCREDITOR AGREEMENT" means one or more Intercreditor Agreements substantially in the form of EXHIBIT F attached hereto among the Borrower, the Administrative Agent, agents for Senior Parity Debt Holders or Senior Parity Debt Holders, all as provided for in SECTION 3.04.

         "INTEREST PERIOD" means:

         (a) for each Offshore Rate Loan, (i) initially, the period commencing on the date such Offshore Rate Loan is disbursed or Continued or Converted into such Offshore Rate Loan and (ii) thereafter, the period commencing on the last day of the preceding Interest Period, and ending, in each case, on the earlier of (x) the scheduled Maturity Date, or (y) one, two, three or six months thereafter; PROVIDED that:

                  (A) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (C) unless Administrative Agent otherwise consents, there may not be more than 16 Interest Periods for Offshore Rate Loans in effect at any time; and

         (b) for each Competitive Loan, the period from the date of disbursement of such Loan to the maturity date of such Loan as determined in accordance with the requirements of SECTION 2.03A or SECTION 2.03B, as the case may be.

         "INVESTMENT" means, as to any Person, any acquisition or any investment by such Person, whether by means of the purchase or other acquisition of stock or other securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IRS" means the United States Internal Revenue Service.

         "ISSUING LENDER" means Bank of America, or any successor issuing lender hereunder.

         "LAWS" or "LAW" means all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "LENDER" means each lender from time to time party hereto and, as the context requires, Swing Line Lender and Issuing Lender.

         "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such on SCHEDULE 11.02, or such other office or offices as a Lender may from time to time notify Administrative Agent.

         "LETTER OF CREDIT" means any standby letter of credit issued or outstanding hereunder including the Existing Letters of Credit. A Letter of Credit may be a performance letter of credit or a financial letter of credit.

         "LETTER OF CREDIT ACTION" means the issuance, supplement, amendment, renewal, extension, modification or other action relating to a Letter of Credit hereunder.

         "LETTER OF CREDIT APPLICATION" means an application for a Letter of Credit Action from time to time in use by Issuing Lender.

         "LETTER OF CREDIT CASH COLLATERAL ACCOUNT" means a blocked deposit account at Bank of America in which Borrower hereby grants a security interest to Bank of America as security for Letter of Credit Usage and with respect to which Borrower agrees to execute and deliver from time to time such documentation as Administrative Agent or Bank of America may reasonably request to further assure and confirm such security interest.

         "LETTER OF CREDIT SUBLIMIT" means an amount equal to the lesser of (a) $125,000,000 and (b) the combined Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the combined Commitments.

         "LETTER OF CREDIT USAGE" means, as at any date of determination, the aggregate undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit not reimbursed by Borrower or converted into Committed Loans.

         "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

         "LOAN" means any advance made by any Lender to Borrower as provided in
SECTION 2 (collectively, the "LOANS").

         "LOAN DOCUMENTS" means this Agreement and each Note, each Letter of Credit Application, each Request for Extension of Credit, each Compliance Certificate, each Facility Guaranty, the Intercreditor Agreement, each Security Instrument, each certificate, each fee letter, and each other instrument, document and agreement from time to time delivered in connection with this Agreement or the transactions contemplated herein.

         "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business, assets, operations or prospects of Borrower and its Subsidiaries taken as a whole, or (c) materially impairs or could reasonably be expected to materially impair the ability of any Borrower Party to perform the Obligations.

         "MATURITY DATE" means (a) May 7, 2003 or (b) such earlier date upon which the combined Commitments may be terminated in accordance with the terms of this Agreement.

         "MINIMUM AMOUNT" means, with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

               TYPE OF ACTION                            MINIMUM AMOUNT               MULTIPLES IN EXCESS THEREOF
--------------------------------------------- ------------------------------------- --------------------------------
Borrowing or prepayment of, or Conversion                  $5,000,000                             $100,000
into, Base Rate Loans
--------------------------------------------- ------------------------------------- --------------------------------
Borrowing, prepayment or Continuation of,                  $5,000,000                           $1,000,000
or Conversion into, Dollar-denominated
Offshore Rate Loans
--------------------------------------------- ------------------------------------- --------------------------------
Borrowing, prepayment or Continuation of,     Equivalent Amount of $1,000,000                    None
or Conversion into, Offshore Currency Loans
--------------------------------------------- ------------------------------------- --------------------------------
Borrowing or prepayment of, Swing Line Loans                 $250,000                            None
--------------------------------------------- ------------------------------------- --------------------------------
Letter of Credit Action                       $100,000 or for Letters of Credit                  None
                                              denominated in Offshore Currency,
                                              the lesser of (a) Equivalent Amount
                                              of $100,000 and (b) 500,000 units
                                              of Offshore Currency
--------------------------------------------- ------------------------------------- --------------------------------
Reduction in Commitments                                  $10,000,000                          $1,000,000
--------------------------------------------- ------------------------------------- --------------------------------
Assignments                                               $10,000,000                            None

Increase in combined Commitments                          $15,000,000                         $1,000,000


         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

         "NCU" means the national currency unit (other than the euro) of a Participating Member State. From and after the Euro Transition Cutoff Date, all references to NCU shall mean instead the euro.

         "NEGATIVE PLEDGE" means a Contractual Obligation that restricts Liens on property.

         "NO LOAN DATE" means any Business Day on which (a) there are no Outstanding Obligations and (b) no Request for Extension of Credit is pending or deemed pending.

         "NOTES" means, collectively, the Committed Loan Notes, the Competitive Loan Notes and the Swing Line Note.

         "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower Party arising under any Loan Document or Qualifying Swap Contract, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against any Borrower Party or any Subsidiary of any Borrower Party.

         "OFFSHORE BASE RATE" has the meaning set forth in the definition of Offshore Rate.

         "OFFSHORE CURRENCY" means those currencies listed on SCHEDULE 1.01(B), subject to the limitations set forth therein, any additional currency permitted in accordance with SECTION 2.02(E) and, prior to the Euro Transition Cutoff Date, NCU's of a Participating Member State. From and after Euro Transition Cutoff Date, Loans denominated in an NCU shall be automatically redenominated into the euro as of the close of business on such date at the applicable rate adopted and irrevocably fixed by the European Council (in accordance with Article 109l(4) of the Treaty on European Union) on December 31, 1998 as the official exchange rate between the euro and such NCU.

         "OFFSHORE CURRENCY LOAN" means any Offshore Rate Loan denominated in an Offshore Currency.

         "OFFSHORE CURRENCY SUBLIMIT" means the Equivalent Amount of the combined Commitments.

         "OFFSHORE MARGIN BID" has the meaning set forth in SECTION 2.03A(B) and
SECTION 2.03B(B).

         "OFFSHORE RATE" means for any Interest Period with respect to any Offshore Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

                  Offshore Rate  =                OFFSHORE BASE RATE
                                         ------------------------------------
                                         1.00 - Eurodollar Reserve Percentage


                  Where,

                  "OFFSHORE BASE RATE" means, for such Interest Period:

                  (a) the rate per annum equal to the rate determined by Administrative Agent (or a Lender, as provided in SECTION 2.03A(H))to be the offered rate that appears on the page of the Telerate (formerly known as Dow Jones Markets) screen that displays an average British Bankers Association Interest Settlement Rate for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in the applicable currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, Continued or Converted by Administrative Agent (or its Affiliate) in its capacity as a Lender and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  The determination of the Eurodollar Reserve Percentage and the Offshore Base Rate by Administrative Agent shall be conclusive in the absence of manifest error.

         "OFFSHORE RATE LOAN" means a Loan bearing interest based on the Offshore Rate, which may be denominated in U.S. Dollars or an Offshore Currency. Offshore Rate Loans include Offshore Currency Loans.

         "ORDINARY COURSE LIENS" means Liens permitted under subsections (c) through (h) of SECTION 8.02.

         "ORDINARY COURSE SWAP OBLIGATIONS" means all obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

         "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership or joint venture agreement and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         "OUTSTANDING OBLIGATIONS" means, as of any date, and giving effect to making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Lenders, the sum of (i) the aggregate outstanding principal amount of all Loans and (ii) all Letter of Credit Usage, and (b) when reference is made to one Lender, the sum of (i) the aggregate outstanding principal amount of all Loans made by such Lender (excluding, in the case of Swing Line Lender, its Swing Line Loans except to the extent not risk participated as provided in clause (iii) below), (ii) such Lender's ratable risk participation in all Letter of Credit Usage, and (iii) such Lender's ratable risk participation in all outstanding Swing Line Loans.

         "OVERNIGHT RATE" means, for any day, (a) with respect to payments in Dollars, the Federal Funds Rate and (b) with respect to payments in Offshore Currencies, the rate of interest per annum at which overnight deposits in the applicable Offshore Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Bank of America's principal office in London to major banks in the London or other applicable offshore interbank market.

         "PARTICIPATING MEMBER STATE" means each country which from time to time becomes a Participating Member State as described in EMU Legislation.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

         "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "PERSON" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

         "PLAN" means any employee benefit plan maintained or contributed to by a Borrower Party or by any trade or business (whether or not incorporated) under common control with a Borrower Party as defined in Section 4001(b) of ERISA and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

         "PLEDGE AGREEMENT" means, collectively or individually as the context may indicate, any pledge agreement, charge, agreement, document, instrument or conveyance, in form and substance acceptable to Administrative Agent, conferring under applicable foreign law upon Administrative Agent for the benefit of Administrative Agent and Lenders a Lien upon 65% of the voting securities or other interests having ordinary voting power and 100% of the other securities or other ownership interests of a Direct Foreign Subsidiary as are owned by Borrower or any Domestic Subsidiary, in each case as hereafter amended, modified, supplemented or amended and restated from time to time.

         "PRO RATA SHARE" means, with respect to each Lender, the percentage (rounded, if necessary to the ninth decimal place) of the combined Commitments set forth opposite the name of such Lender on SCHEDULE 2.01, as such share may be adjusted as contemplated herein.

         "QUALIFYING SWAP CONTRACT" means one or more Swap Contracts between the Borrower and a Lender or any Affiliate of a Lender with respect to Indebtedness evidenced by the Notes.

         "REGISTER" has the meaning set forth in SECTION 2.01(C).

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

         "REQUEST FOR EXTENSION OF CREDIT" means, unless otherwise specified herein, (a) with respect to a Borrowing, Conversion or Continuation of Committed Loans, a written request substantially in the form of EXHIBIT A-1, (b) with respect to a Letter of Credit Action, a Letter of Credit Application, (c) with respect to a Competitive Loan, a Competitive Bid Request, and (d) with respect to a Swing Line Loan, a written request substantially in the form of EXHIBIT A-2, in each case of a written Request for Extension of Credit, duly completed and signed by a Responsible Officer of Borrower and delivered by Requisite Notice.

         "REQUISITE LENDERS" means, as of any date of determination: (a) if the Commitments are then in effect, Lenders (excluding any Lenders not funding when required to do so hereunder) having in the aggregate more than 50% of the combined Commitments then in effect and (b) if the Commitments have then been terminated and there are Outstanding Obligations, Lenders holding Outstanding Obligations aggregating more than 50% of such Outstanding Obligations.

         "REQUISITE NOTICE" means, unless otherwise provided herein, (a) irrevocable written notice to the intended recipient or (b) except with respect to Letter of Credit Actions and notices related to Competitive Loans (which must be in writing), irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered to such recipient at the address or telephone number specified on SCHEDULE 11.02 or as otherwise designated by such recipient by written notice to Administrative Agent, and (ii) if made by any Borrower Party, given or made by a Responsible Officer of such Borrower Party. Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed herein or therein. Any notice sent by other than hardcopy shall be promptly confirmed by a telephone call to the recipient and, if requested by Administrative Agent, by a manually-signed hardcopy thereof.

         "REQUISITE TIME" means, with respect to any of the actions listed below (except with respect to Competitive Loans which are set forth in the definition of Competitive Loan Requisite Time), the time and date set forth below opposite such action:


                         TYPE OF ACTION                       APPLICABLE TIME                DATE OF ACTION
     -------------------------------------------------------- ---------------- --------------------------------------------
     Delivery of Request for Extension of Credit
     for, or notice for:

     o    Borrowing or prepayment of Base Rate Loans            10:00 a.m.       Same Business Day as such Borrowing or
                                                                                 prepayment

     o    Conversion into Base Rate Loans                       10:00 a.m.       3 Business Days prior such Conversion

     o    Borrowing, prepayment or Continuation                 11:00 a.m.       3 Business Days prior to such Borrowing,
          of, or  Conversion into, Offshore Rate                                 prepayment Continuation or Conversion
          Loans denominated in Dollars

     o    Borrowing, prepayment or,                             SEE NOTE BELOW   3 Business Days prior to such Borrowing,
          Continuation of, or  Conversion into,                                  prepayment, Continuation or Conversion
          Offshore Rate Loans denominated  in                                    but 4 Business Days for Pacific Rim
          Offshore Currencies                                                    currencies, including Japanese Yen

     o    Requests for additional Offshore Currencies           11:00 a.m.       15 Business Days prior to proposed
                                                                                 Extension of Credit

     o   Borrowing or prepayment of, Swing Line Loans           1:00 p.m.        Same date as such Borrowing or prepayment


     o   Letter of Credit Action                                11:00 a.m.       2 Business Days prior to such action (OR
                                                                                 SUCH LESSER TIME WHICH IS ACCEPTABLE TO
                                                                                 ISSUING LENDER)

      o   Voluntary reduction in or termination of              11:00 a.m.       3 Business Days prior to such reduction or
          Commitments                                                            termination

      Payments by Lenders or Borrower to                        1:00 p.m.        On date payment is due
      Administrative Agent

      Delivery of documents and payments by Borrower to         2:00 p.m.        10 Business Days prior to such increase in
      Administrative Agent required to increase combined                         combined Commitments if such date is a No
      Commitments                                                                Loan Date

                                                                                 15 Business Days prior to such increase in
                                                                                 combined Commitments if such date is not a
                                                                                 No Loan Date

    NOTE: THE REQUISITE TIME FOR BORROWINGS AND PAYMENTS IN OFFSHORE CURRENCIES SHALL BE THE LOCAL TIMES IN THE COUNTRY OF SETTLEMENT FOR SUCH OFFSHORE CURRENCIES AS SPECIFIED FROM TIME TO TIME BY ADMINISTRATIVE AGENT TO THE PARTIES HERETO.

         "RESPONSIBLE OFFICER" means, with respect to Borrower, the Chairman, Chief Executive Officer, President of the Americas, Executive Vice President of Finance, and Chief Financial Officer or Treasurer of Borrower or, with respect to financial matters, the Treasurer or Chief Financial Officer of Borrower and with respect to any other Borrower Party, the president, chief financial officer, treasurer or assistant treasurer of such Borrower Party. Any document or certificate hereunder that is signed by a Responsible Officer of Borrower or a Borrower Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrower or such Borrower Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower or such Borrower Party.

         "RESTRICTED PAYMENT" means:

                  (a) the declaration or payment of any dividend or distribution by Borrower or any Subsidiary, either in cash or property, on any shares of the capital stock of any class (or other equity interest) of Borrower or any Subsidiary (except dividends or other distributions payable solely in shares of capital stock of Borrower or any Subsidiary or payable by any Subsidiary to Borrower or to a wholly-owned Subsidiary);

                  (b) the purchase, redemption or retirement by Borrower or any Subsidiary of any shares of its capital stock of any class (or other equity interest) or any warrants, rights or options to purchase or acquire any shares of its capital stock, whether directly or indirectly; provided, the purchase, redemption or retirement by the Borrower or a Subsidiary of shares of capital stock of a Subsidiary shall not be deemed a Restricted Payment;

                  (c) any other payment or distribution by Borrower or any Subsidiary in respect of its capital stock (or other equity interest), either directly or indirectly; provided, the payment or distribution by a Subsidiary to the Borrower or a Subsidiary shall not be deemed a Restricted Payment; and

                  (d) any Investment other than an Investment otherwise permitted under any Loan Document.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SECURITY INSTRUMENTS" means, collectively, the Pledge Agreement and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which Borrower or any Subsidiary shall grant or convey to Administrative Agent or Lenders a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, as any of them may be amended, modified, supplemented or amended and restated from time to time.

         "SENIOR PARITY DEBT" means Indebtedness described in subsection (a) of the definition of Indebtedness issued by Borrower (including a guaranty of such Indebtedness by a Domestic Subsidiary which is a Significant Subsidiary) in connection with a private placement or public offering of debt securities; provided that all of the following conditions shall be satisfied:

         (a) the instruments and agreements evidencing such Indebtedness, and any agreement under which such Indebtedness is created, (i) shall provide that the right to payment of the holders or owners of Senior Parity Debt (including any trustee or agent acting on behalf of such holders or owners, collectively "Senior Parity Debt Holders") shall rank PARI PASSU in all respects with the rights of the Lenders and Administrative Agent with respect to the Obligations on terms reasonably acceptable to Administrative Agent, (ii) shall provide for no lien in favor of the Senior Parity Debt Holder other than those granted in favor of the Lenders and the Administrative Agent and (iii) shall not contain covenants more restrictive than those contained in the Loan Documents;

         (b) both immediately prior to and immediately after giving effect to the issuance of such Indebtedness, there shall not have occurred and be continuing any Default or Event of Default;

         (c) Borrower shall furnish to Administrative Agent, not later than the earliest date of delivery thereof to any actual or prospective Senior Parity Debt Holder, copies of (i) all preliminary placement memoranda and final placement memoranda relating to such Indebtedness and (ii) drafts of all documents and agreements under which such Indebtedness is to be created or governed; and

         (d) not later than ten (10) days prior to the issuance of such Indebtedness, Borrower shall deliver to Administrative Agent a Compliance Certificate, executed by a Responsible Officer and containing calculations giving historical pro forma effect to the issuance of such Indebtedness as of and for the prior four fiscal quarters ending at the end of the most recent fiscal quarter of Borrower preceding the date of such issuance (assuming for such purpose that the initial rate or rates of interest provided for therein (and giving effect to any increase in rates of interest therein provided) remained in effect for such four fiscal quarters), which Compliance Certificate shall demonstrate that the issuance of such Indebtedness does not cause, create or result in a Default or Event of Default on a historical pro forma basis.

         "SENIOR PARITY DEBT HOLDERS" has the meaning set forth in the definition of Senior Parity Debt.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary which has either (a) total assets of more than $25,000,000 or (b) total revenues of more than $25,000,000 during any four fiscal quarter period; provided, however, Significant Subsidiary shall not include (w) any Subsidiary which is a partnership whose sole purpose is holding a single real estate asset, (x) a Subsidiary established to act as a foreign sales corporation under the Code, and
(y) Tech Data Finance SPV, Inc.

         "SPOT RATE" for a currency means the rate quoted by Bank of America two Business Days prior to the applicable Currency Settlement Date as the spot rate for the purchase by Bank of America of such currency with another currency through its FX Trading Office on such Currency Settlement Date.

         "SUBSEQUENT PARTICIPANT" means each country that adopts the euro as its lawful currency after January 1, 1999.

         "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

         "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "MASTER Agreement"), including any such obligations or liabilities under any Master Agreement.

         "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer, Bloomberg or similar service in such Swap Contracts (which may include any Lender).

         "SWING LINE" means the revolving line of credit established by Swing Line Lender in favor of Borrower pursuant to SECTION 2.05.

         "SWING LINE LENDER" means Bank of America, or any successor swing line Lender hereunder.

         "SWING LINE LOAN" means a Loan denominated in Dollars made by Swing Line Lender to Borrower under the Swing Line which shall be a Base Rate Loan or shall bear interest at such other rate mutually agreeable to the Swing Line Lender and Borrower.

         "SWING LINE NOTE" means a promissory note made by Borrower in favor of Swing Line Lender evidencing Swing Line Loans made by Swing Line Lender, substantially in the form of EXHIBIT G.

         "SWING LINE SUBLIMIT" means an amount equal to the lesser of (a) $35,000,000 and (b) the combined Commitments. The Swing Line Sublimit is part of, and not in addition to, the combined Commitments.

         "SYNTHETIC LEASE OBLIGATIONS" means all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease (including the TDC TROL), or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

         "TDC TROL" means the Amended and Restated Lease Agreement dated May 8, 2000 between Borrower, as lessee, and First Security Bank, N.A. in its capacity as owner trustee of the TD 1996 Real Estate Trust, as the same may be amended, modified, supplemented or amended and restated from time to time, and the other operative agreements.

         "TRADE RECEIVABLES PURCHASE FACILITY" means the facility created for the benefit of Tech Data Finance SPV, Inc. and Borrower pursuant to the Transfer and Administration Agreement.

         "TRANSFER AND ADMINISTRATION AGREEMENT" means the Transfer and Administration Agreement dated as of May 8, 2000 among Borrower, Tech Data Finance SPV, Inc., the Bank Investors, and Enterprise Funding Corporation, as amended, modified, supplemented or amended and restated from time to time, providing for the purchase of Receivables (as defined therein) of Tech Data Finance SPV, Inc. by Enterprise Funding Corporation.

         "THRESHOLD AMOUNT" means $10,000,000.

         "TO THE BEST KNOWLEDGE OF" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by an officer of such Person).

         "TYPE" of Loan means (a) a Base Rate Loan, (b) an Offshore Rate Loan,
(c) a Swing Line Loan, (d) a Competitive Loan bearing interest at an Absolute Rate and (e) a Competitive Loan bearing interest based on the Offshore Base Rate.

         "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         1.02     USE OF CERTAIN TERMS.

         (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

         (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

         (c) The words "HEREIN" and "HEREUNDER" and words of similar import when used in any Loan Document shall refer to the Loan Documents as a whole and not to any particular provision thereof. The term "INCLUDING" is by way of example and not limitation. References herein to a Section, subsection or clause shall, unless the context otherwise requires, refer to the appropriate Section, subsection or clause in this Agreement.

         (d) The term "OR" is disjunctive; the term "AND" is conjunctive. The term "SHALL" is mandatory; the term "MAY" is permissive.


         1.03 ACCOUNTING TERMS. All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         1.04 ROUNDING. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

         1.05 EXHIBITS AND SCHEDULES. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

         1.06 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments, restatements, extensions, supplements and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.07 CURRENCY EQUIVALENTS GENERALLY. Administrative Agent shall determine the Equivalent Amount in Dollars of Extensions of Credit and Outstanding Obligations denominated in Offshore Currencies as of each Currency Settlement Date applicable thereto. Except for purposes of financial statements delivered by Borrower Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Loan Documents shall be such Equivalent Amount in Dollars as so determined by Administrative Agent.

         1.08     FINANCIAL DEFINITIONS AND ACQUISITIONS.

         The following rules of interpretation shall apply to the extent Borrower or any Subsidiary consummates any Acquisition during the term of this Agreement that is accounted for as a "purchase".

         (A) As of the last day of each of the four fiscal quarters of Borrower next following the date of such Acquisition (including the fiscal quarter that includes the date of such Acquisition), Consolidated EBITDA shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such Acquisition had been accounted for as a "pooling of interests" and which amounts may include such adjustments as are permitted under Regulation S-X of the Securities and Exchange Commission and reasonably satisfactory to Administrative Agent; provided that in making the adjustments provided for in this SECTION 1.08(A), Consolidated Interest Charges shall be adjusted as provided in SECTION 1.08(B);

         (B) As of the last day of each of the four fiscal quarters of Borrower next following the date of such Acquisition (including the fiscal quarter that includes the date of such Acquisition), Consolidated Interest Charges and Consolidated Rental Expense shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests"; PROVIDED, HOWEVER, in the case of the occurrence of an Acquisition, there shall be added to Consolidated Interest Charges for the first four consecutive fiscal quarters ending after the date of such Acquisition an amount which shall be determined by multiplying that portion of the Cost of Acquisition that represents Indebtedness (net of Indebtedness repaid in connection with such Acquisitions) incurred to fund such Cost of Acquisition, whether incurred, assumed or acquired, times the interest rate applicable to such Indebtedness (adjusted for any discount) which is in effect on the date of determination and then multiplying the result by a fraction the numerator of which is 365 minus the actual number of days that have elapsed from and after the date of such Acquisition and the denominator of which is 365; and

         (C) For the purpose of determining the amount of any increase in the minimum Consolidated Shareholders' Equity requirement of SECTION 8.14(A), any increase in Consolidated Shareholders Equity from treatment of such Acquisition as a "pooling of interests" pursuant to SECTION 1.08(A) above shall be disregarded.

                                   SECTION 2.
                    THE COMMITMENTS AND EXTENSIONS OF CREDIT

         2.01     COMMITTED LOANS.

         (a) Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make, Convert and Continue Committed Loans in Dollars and Offshore Currencies until the Maturity Date in such amounts as Borrower may from time to time request; PROVIDED, HOWEVER, that the Equivalent Amount in Dollars of the Outstanding Obligations of each Lender (EXCLUDING any Lender's Competitive Loans and Swing Line Lender's Swing Line Loans) shall not exceed such Lender's Commitment at any time, the Equivalent Amount in Dollars of the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time and the Equivalent Amount in Dollars of all the Outstanding Obligations denominated in an Offshore Currency shall not exceed the Offshore Currency Sublimit at any time. This is a revolving credit and, subject to the foregoing and the other terms and conditions hereof, Borrower may borrow, Convert, Continue, prepay and reborrow Committed Loans as set forth herein without premium or penalty.

         (b) Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. Upon the request of any Lender made through Administrative Agent, such Lender's Loans may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender may attach schedules to its Note(s) and endorse thereon the date, amount, applicable currency and maturity of its Committed Loans and payments with respect thereto. Such Notes, loan accounts and records shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

         2.02     BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

         (a) Borrower may irrevocably request a Borrowing, Conversion or Continuation of Committed Loans on any Business Day in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefor. All Borrowings, Conversions and Continuations of Committed Loans shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence. Loans may only be Converted into or Continued as Loans denominated in the same currency as originally borrowed.

         (b) Following receipt of a Request for Extension of Credit denominated in Dollars, Administrative Agent shall promptly notify each Lender of its Pro Rata Share thereof by Requisite Notice. Following receipt of a Request for Extension of Credit denominated in an Offshore Currency, Administrative Agent shall on the next following Business Day notify each Lender by Requisite Notice of the aggregate amount of such Extension of Credit in such Offshore Currency, the aggregate Equivalent Amount of such Extension of Credit in Dollars and the applicable Spot Rate used by Administrative Agent to determine such Equivalent Amount. If any Lender determines that it is unable, in its sole discretion and for any reason, to fund an Offshore Currency Loan in a requested Offshore Currency, it shall notify Administrative Agent

(who shall notify Borrower and the other Lenders) prior to the time specified by Administrative Agent for setting the rate for such Offshore Currency Loan, and such Request for Extension of Credit shall be deemed withdrawn. In the case of a Borrowing of Committed Loans, each Lender shall make the funds for its Loan available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in SECTION 5.02 (and, if the initial Extension of Credit hereunder, SECTION 5.01), all funds so received shall be made available to Borrower in like funds received. Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Offshore Rate Loan which is a Committed Loan upon determination of same. Administrative Agent shall from time to time notify Borrower and Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (c) Except as otherwise provided herein, an Offshore Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Offshore Rate Loan. The Dollar Equivalent Amount of an Offshore Rate Loan and Letter of Credit denominated in an Offshore Currency shall be determined at least once every three months. During the existence of a Default or Event of Default, no Committed Loans may be requested as, Converted into or Continued as Offshore Rate Loans without the consent of Requisite Lenders, and Requisite Lenders may demand that any or all of the then outstanding Offshore Rate Loans be Converted immediately into Base Rate Loans and any or all of the then outstanding Offshore Currency Loans be prepaid immediately and reborrowed as Base Rate Loans in the principal Equivalent Amount in Dollars of such Offshore Currency Loans.

         (d) If a Committed Loan is to be made on the same date that another Committed Loan in the same currency is due and payable, Borrower or Lenders, as the case may be, shall, unless Administrative Agent otherwise requests, make available to Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

         (e) Borrower may from time to time request Extensions of Credit in currencies other than those listed in the definition of Offshore Currency so long as such currency is freely traded in the offshore interbank foreign exchange markets and freely transferable and freely convertible into Dollars. Borrower shall request any such additional currency by Requisite Notice to Administrative Agent (who shall promptly notify each Lender) not later than the Requisite Time therefor. Each Lender shall notify Administrative Agent (who shall promptly notify Borrower) whether it can, in its sole discretion, make an Extension of Credit in such requested currency. If all Lenders consent to such currency, such currency shall thereafter be deemed for all purposes an Offshore Currency hereunder available for Extensions of Credit.

         (f) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to (i) the liabilities for indebtedness of Borrower Parties to Lenders under or pursuant to this Agreement or (ii) Lenders' Commitments, any reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency of a Subsequent Participant to be paid to or by Administrative Agent shall immediately, upon it becoming a Subsequent Participant, be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as Administrative Agent may specify.

         (g) Administrative Agent may from time to time further modify the terms of, and practices contemplated by, this Agreement with respect to the euro to the extent Administrative Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs or practices developed in connection with the euro. Administrative Agent may effect such modifications, and this Agreement shall be deemed so amended, without the consent of Borrower or Lenders to the extent such modifications are not materially disadvantageous to Borrower and Lenders, upon notice thereto.

         (h) The failure of any Lender to make any Committed Loan on any date shall not relieve any other Lender of any obligation to make a Committed Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan.

         2.03A    COMPETITIVE LOANS--BORROWER ADMINISTERED.

         (a) Subject to the terms and conditions set forth in this Agreement, each Lender may in its sole and absolute discretion make Competitive Loans in Dollars only until the Maturity Date in such amounts as Borrower may from time to time request; PROVIDED, HOWEVER, that (i) the Equivalent Amount in Dollars of the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time, (ii) the aggregate outstanding principal amount of all Competitive Loans made by all Lenders shall not exceed the Competitive Loan Sublimit at any time, and (iii) the Equivalent Amount in Dollars of the Outstanding Obligations denominated in an Offshore Currency shall not exceed the Offshore Currency Sublimit at any time. The aggregate outstanding principal amount of Competitive Loans made by any Lender may exceed its Commitment; PROVIDED, HOWEVER, that the Equivalent Amount in Dollars of the Outstanding Obligations of each Lender (excluding its outstanding Competitive Loans) shall not exceed such Lender's Commitment. The Competitive Loans shall be deemed to utilize the combined Commitments by an amount equal to the aggregate outstanding principal amount thereof.

         (b) Borrower may irrevocably request Competitive Loans in a Competitive Loan Minimum Amount therefor by delivering a Competitive Bid Request by Requisite Notice to each Lender not later than the Competitive Loan Requisite Time therefor, with a copy of such Competitive Bid Request to the Administrative Agent. Each Competitive Bid Request shall state whether it is requesting a Competitive Loan with a fixed interest rate (an "ABSOLUTE RATE BID") or a interest rate margin above or below the Offshore Base Rate (an "OFFSHORE MARGIN BID"). Borrower may not request Competitive Bids for more than three maturities nor request more than one type of Competitive Loan in a single Competitive Bid Request.

         (c) No Competitive Bid Request shall be made for an Absolute Bid with a maturity of less than 14 days or more than 180 days, for an Offshore Margin Bid with a maturity of less than one month or more than six months, or in any case with a maturity date subsequent to the Maturity Date. No more than six (6) different maturities for Competitive Loans may be outstanding at any time.

         (d) Each Lender may, in its sole and absolute discretion, bid or not bid on all or a portion of the Competitive Loans requested in such Competitive Bid Request by delivering by Requisite Notice an irrevocable Competitive Bid to the Borrower by the Competitive Loan Requisite Time therefor. Any Competitive Bid received after such Competitive Loan Requisite Time, that is in a form other than a Competitive Bid, or that is otherwise not responsive to the Competitive Bid Request shall be disregarded. A Lender may correct any Competitive Bid containing a manifest error if it does so by the Competitive Loan Requisite Time therefor.

         (e) The Competitive Bid Maximum offered by a Lender for any Competitive Loan(s) requested in a Competitive Bid may be less than the principal amount of such Competitive Loan(s) requested by Borrower, but shall not be less than the Competitive Loan Minimum Amount for any Competitive Loan for which such Lender is bidding. Each Competitive Bid shall expire unless accepted by Borrower prior to the Competitive Loan Requisite Time therefor.

         (f) Borrower may, in its sole and absolute discretion, accept or reject any Competitive Bid, or any portion thereof, PROVIDED that if Borrower accepts any Competitive Bid, or any portion thereof, all of the following shall apply:
(i) Borrower shall notify Administrative Agent of such acceptance not later than the Competitive Loan Requisite Time for doing so, (ii) Borrower must accept all Absolute Rate Bids at all lower fixed interest rates before accepting any portion of Absolute Rate Bids at a higher fixed interest rate, (iii) Borrower must accept all Offshore Margin Bids at all lower margins over the Offshore Base Rate before accepting any portion of Offshore Margin Bids at a higher margin over the Offshore Base Rate, (iv) each Competitive Loan to be made must be in a Competitive Loan Minimum Amount therefor, (v) if two or more Lenders have submitted a Competitive Bid at the same fixed interest rate or margin, then, unless otherwise agreed by Borrower and such Lenders, Borrower must accept either all of such Competitive Bids or accept such Competitive Bids in the same approximate proportion as the Competitive Bid Maximum of each Lender for such Competitive Loan bears to the aggregate Competitive Bid Maximums of all such Lenders for such Competitive Loans (subject to clause (iv) above), and (vi) Borrower may not accept Competitive Bids for an aggregate amount in excess of the Competitive Loans requested in its Competitive Bid Request.

         (g) The Borrower shall promptly notify by Requisite Notice each Lender whose Competitive Bid, or any portion thereof has been accepted or rejected by Borrower. Any Competitive Bid or portion thereof not timely accepted by Borrower and/or timely notified by the Borrower to a Lender as having been accepted shall be deemed rejected.

         (h) In the case of an Offshore Margin Bid, each Lender making the Competitive Loan at the Offshore Margin Bid shall determine the Offshore Base Rate on the date which is two Business Days prior to the date of the proposed Competitive Loan, and promptly thereafter notify Borrower of such Offshore Base Rate.

         (i) Each Lender which has had a Competitive Bid, or portion thereof, accepted by Borrower shall make the funds for its Competitive Loan(s) in Dollars available directly to Borrower not later than the Requisite Time therefor on the Business Day specified in such Competitive Loan Request.

         (j) After each Competitive Bid auction, the Borrower shall notify all Lenders which submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder's name) and accepted for each Competitive Loan and the aggregate amount of Competitive Loans borrowed.

         (k) Each Lender's Competitive Loan shall be evidenced by such Lender's Competitive Loan Note or by one or more loan accounts or records maintained by such Lender in the ordinary course of business, in each case subject to SECTION 2.01(B). Each Competitive Loan shall be due and payable on the maturity date of such Competitive Loan. Competitive Loans may not be prepaid without the consent of the Lender making such Competitive Loan, and, in such case, Competitive Loans may be non ratably prepaid.

         (l) Subject to SECTION 2.08(C), Borrower shall pay interest on the unpaid principal amount of each Competitive Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on the maturity date of such Competitive Loan.

         (m) Each Competitive Loan based on an interest rate margin above or below the Offshore Base Rate shall be subject to SECTIONS 4.02, 4.03 and 4.05 as if such Competitive Loan were an Offshore Rate Loan.

         (n) In addition to, and not by way of limitation of SECTION 11.13, the Borrower acknowledges and agrees that the Administrative Agent has no responsibilities, obligations or liabilities in connection with the solicitation or making of Competitive Loans pursuant to this SECTION 2.03A. The Borrower agrees that it shall indemnify and hold harmless the Administrative Agent and its Affiliates, directors, officers, agents, attorneys and employees from any and all claims, demands, actions or causes of action asserted by any Person, including any Lender, by reason of any Competitive Loan or request therefore made pursuant to this SECTION 2.03A.

         2.03B.   COMPETITIVE LOANS--ADMINISTRATIVE AGENT ADMINISTERED.

         (a) Subject to the terms and conditions set forth in this Agreement, each Lender may in its sole and absolute discretion make Competitive Loans in Dollars only until the Maturity Date in such amounts as Borrower may from time to time request; PROVIDED, HOWEVER, that (i) the Equivalent Amount in Dollars of the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time, (ii) the aggregate outstanding principal amount of all Competitive Bid Loans made by all Lenders shall not exceed the Competitive Bid Sublimit at any time and (iii) the Equivalent Amount in Dollars of the Outstanding Obligations denominated in an Offshore Currency shall not exceed the Offshore Currency Sublimit at any time. The aggregate outstanding principal amount of Competitive Loans made by any Lender may exceed its Commitment; PROVIDED, HOWEVER, that the Equivalent Amount in Dollars of the Outstanding Obligations of each Lender (excluding its outstanding Competitive Loans) shall not exceed such Lender's Commitment. The Competitive Loans shall be deemed to utilize the combined Commitments by an amount equal to the Equivalent Amount in Dollars of the aggregate outstanding principal amount thereof.

         (b) The Borrower may irrevocably request the Administrative Agent, and the Administrative Agent in its sole discretion may agree to receive and to deliver to the Lenders Competitive Bid Requests on behalf of the Borrower and to receive the Competitive Bids, in which case Borrower may irrevocably request Competitive Loans in a Competitive Loan Minimum Amount therefor by delivering a Competitive Bid Request by Requisite Notice to Administrative Agent not later than the Competitive Loan Requisite Time therefor. Each Competitive Bid Request shall state whether it is requesting a Competitive Loan with a fixed interest rate (an "ABSOLUTE RATE BID") or a interest rate margin above or below the Offshore Base Rate (an "OFFSHORE MARGIN BID"). Borrower may not request Competitive Bids for more than three maturities nor request more than one type of Competitive Loan in a single Competitive Bid Request. Unless Administrative Agent otherwise agrees, in its sole and absolute discretion, Borrower may not submit a Competitive Bid Request if it has submitted another Competitive Bid Request within the prior five Business Days.

         (c) No Competitive Bid Request shall be made for an Absolute Bid with a maturity of less than 14 days or more than 180 days, for an Offshore Margin Bid with a maturity of less than one month or more than six months, or in any case with a maturity date subsequent to the Maturity Date. No more than six (6) different maturities for Competitive Loans may be outstanding at any time.

         (d) Administrative Agent shall promptly notify all Lenders of a Competitive Bid Request by Requisite Notice. Each Lender may, in its sole and absolute discretion, bid or not bid on all or a portion of the Competitive Loans requested in such Competitive Bid Request by delivering by Requisite Notice an irrevocable Competitive Bid to Administrative Agent by the Competitive Loan Requisite Time therefor. Any Competitive Bid received after such Competitive Loan Requisite Time, that is in a form other than a Competitive Bid, or that is otherwise not responsive to the Competitive Bid Request shall be disregarded. A Lender may correct any Competitive Bid containing a manifest error if it does so by the Competitive Loan Requisite Time therefor. Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender's Competitive Bid.

         (e) The Competitive Bid Maximum offered by a Lender for any Competitive Loan(s) requested in a Competitive Bid may be less than the principal amount of such Competitive Loan(s) requested by Borrower, but shall not be less than the Competitive Loan Minimum Amount for any Competitive Loan for which such Lender is bidding. Each Competitive Bid shall expire unless accepted by Borrower prior to the Competitive Loan Requisite Time therefor.

         (f) Not later than the Competitive Loan Requisite Time therefor, Administrative Agent shall notify Borrower which Lenders provided conforming Competitive Bids and the terms of such Competitive Bids. Borrower may, in its sole and absolute discretion, accept or reject any Competitive Bid, or any portion thereof, PROVIDED that if Borrower accepts any Competitive Bid, or any portion thereof, all of the following shall apply: (i) Borrower shall notify Administrative Agent of such acceptance not later than the Competitive Loan Requisite Time for doing so, (ii) Borrower must accept all Absolute Rate Bids at all lower fixed interest rates before accepting any portion of Absolute Rate Bids at a higher fixed interest rate, (iii) Borrower must accept all Offshore Margin Bids at all lower margins over the Offshore Base Rate before accepting any portion of Offshore Margin Bids at a higher margin over the Offshore Base

Rate, (iv) each Competitive Loan to be made must be in a Competitive Loan Minimum Amount therefor, (v) if two or more Lenders have submitted a Competitive Bid at the same fixed interest rate or margin, then, unless otherwise agreed by Borrower, Administrative Agent and such Lenders, Borrower must accept either all of such Competitive Bids or accept such Competitive Bids in the same approximate proportion as the Competitive Bid Maximum of each Lender for such Competitive Loan bears to the aggregate Competitive Bid Maximums of all such Lenders for such Competitive Loans (subject to clause (iv) above), and (vi) Borrower may not accept Competitive Bids for an aggregate amount in excess of the Competitive Loans requested in its Competitive Bid Request.

         (g) Administrative Agent shall promptly notify by Requisite Notice each Lender whose Competitive Bid, or any portion thereof has been accepted or rejected by Borrower. Any Competitive Bid or portion thereof not timely accepted by Borrower and/or timely notified by Administrative Agent to a Lender as having been accepted shall be deemed rejected.

         (h) In the case of an Offshore Margin Bid, Administrative Agent shall determine the Offshore Base Rate on the date which is two Business Days prior to the date of the proposed Competitive Loan, and shall promptly thereafter notify Borrower and Lenders whose Offshore Margin Bids were accepted by Borrower of such Offshore Base Rate.

         (i) Each Lender which has had a Competitive Bid, or portion thereof, accepted by Borrower shall make the funds for its Competitive Loan(s) in the currency of such Competitive Loan(s) available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Competitive Loan Request. Upon satisfaction of the applicable conditions set forth in SECTION 4.02, Administrative Agent shall make all funds so received available to Borrower.

         (j) After each Competitive Bid auction, Administrative Agent shall notify all Lenders which submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder's name) and accepted for each Competitive Loan and the aggregate amount of Competitive Loans borrowed.

         (k) Each Lender's Competitive Loan shall be evidenced by such Lender's Competitive Loan Note or by one or more loan accounts or records maintained by such Lender in the ordinary course of business, in each case subject to SECTION 2.01(B). Each Competitive Loan shall be due and payable on the maturity date of such Competitive Loan. Competitive Loans may not be prepaid without the consent of the Lender making such Competitive Loan, and, in such case, Competitive Loans may be non ratably prepaid.

         (l) Subject to Section 2.08(c), Borrower shall pay interest on the unpaid principal amount of each Competitive Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on the maturity date of such Competitive Loan.

         (m) Each Competitive Loan based on an interest rate margin above or below the Offshore Base Rate shall be subject to SECTIONS 3.02, 3.03 and 3.05 as if such Competitive Loan was an Offshore Rate Loan.

         (n) Borrower shall pay to Administrative Agent for its own account an administration fee of $3,000 for each Competitive Bid Request submitted to Administrative Agent (whether or not any bids are submitted or accepted), which fee shall be payable on the date such Competitive Bid Request is submitted.

         2.04     LETTERS OF CREDIT.

         (a) THE LETTER OF CREDIT COMMITMENT. Subject to the terms and conditions set forth in this Agreement, until the Maturity Date, Issuing Lender shall take such Letter of Credit Actions denominated in Dollars or Offshore Currencies as Borrower may from time to time request; PROVIDED, HOWEVER, that the Equivalent Amount in Dollars of the Outstanding Obligations of each Lender (EXCLUDING any Lender's Competitive Loans and Swing Line Lender's Swing Line Loans) shall not exceed such Lender's Commitment, (ii) the Equivalent Amount in Dollars of the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time, (iii) the Equivalent Amount in Dollars of the Letter of Credit Usage shall not exceed the Letter of Credit Sublimit at any time and (iv) the Equivalent Amount in Dollars of the Outstanding Obligations denominated in an Offshore Currency shall not exceed the Offshore Currency Sublimit at any time. Subject to subsection (f) below and unless consented to by Issuing Lender and Requisite Lenders, no Letter of Credit may expire more than 12 months after the date of its issuance or last renewal; PROVIDED, HOWEVER, that no Letter of Credit shall expire after the fifth (5th) Business Day preceding the Maturity Date. If any Letter of Credit Usage remains outstanding after such date, Borrower shall, not later than such date, deposit cash in an Equivalent Amount in Dollars equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account.

         (b) REQUESTING LETTER OF CREDIT ACTIONS. Borrower may irrevocably request a Letter of Credit Action in a Minimum Amount therefor by delivering a Letter of Credit Application therefor to Issuing Lender, with a copy to Administrative Agent (who shall notify Lenders), by Requisite Notice not later than the Requisite Time therefor. Each Letter of Credit Action shall be in a form acceptable to Issuing Lender in its sole discretion. Unless Administrative Agent notifies Issuing Lender that such Letter of Credit Action is not permitted hereunder, or Issuing Lender notifies Administrative Agent that it has determined that such Letter of Credit Action is contrary to any Laws or policies of Issuing Lender, Issuing Lender shall, upon satisfaction of the applicable conditions set forth in SECTION 5.02 with respect to any Letter of Credit Action constituting an Extension of Credit, effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased from Issuing Lender a risk participation therein in an amount equal to such Lender's Pro Rata Share times the amount of such Letter of Credit.

         (c) REIMBURSEMENT OF PAYMENTS UNDER LETTERS OF CREDIT. Borrower shall reimburse Issuing Lender through Administrative Agent for any payment that Issuing Lender makes under a Letter of Credit on or before the date of such payment in the Equivalent Amount in Dollars of such payment; PROVIDED, HOWEVER, that if the conditions precedent set forth in SECTION 5.02 can be satisfied, Borrower may request a Borrowing of Committed Loans to reimburse Issuing Lender for such payment pursuant to SECTION 2.02, or, failing to make such request, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans on such payment date pursuant to subsection (e) below.

         (d) FUNDING BY LENDERS WHEN ISSUING LENDER NOT REIMBURSED. Upon any drawing under a Letter of Credit, Issuing Lender shall notify Administrative Agent and Borrower. If Borrower fails to timely make the payment required pursuant to subsection (c) above, Issuing Lender shall notify Administrative Agent of such fact and the amount of such unreimbursed payment. Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such amount by Requisite Notice. Each Lender shall make funds in an amount equal its Pro Rata Share of such amount available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified by Administrative Agent, Administrative Agent shall remit the funds so received to Issuing Lender. The obligation of each Lender to so reimburse Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse Issuing Lender for the amount of any payment made by Issuing Lender under any Letter of Credit, together with interest as provided herein.

         (e) NATURE OF LENDERS' FUNDING. If the conditions precedent set forth in SECTION 5.02 can be satisfied (except for the giving of a Request for Extension of Credit) on any date Borrower is obligated to, but fails to, reimburse Issuing Lender for a drawing under a Letter of Credit, the funding by Lenders pursuant to the previous subsection shall be deemed to be a Borrowing of Base Rate Loans (without regard to the Minimum Amount therefor) deemed requested by Borrower. If the conditions precedent set forth in SECTION 5.02 cannot be satisfied on the date Borrower is obligated to, but fails to, reimburse Issuing Lender for a drawing under a Letter of Credit, the funding by Lenders pursuant to the previous subsection shall be deemed to be a funding by each Lender of its risk participation in such Letter of Credit, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of its reimbursement, in the claim of Issuing Lender against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim. Any amounts made available by a Lender under its risk participation shall be payable by Borrower upon demand of Administrative Agent, and shall bear interest at a rate per annum equal to the Default Rate.

         (f) SPECIAL PROVISIONS RELATING TO EVERGREEN LETTERS OF CREDIT. Borrower may request Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as Issuing Lender consents in its sole and absolute discretion thereto and has the right to not permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. Once an evergreen Letter of Credit is issued, unless Administrative Agent has notified Issuing Lender that Requisite Lenders have elected not to permit such extension or renewal, the Borrower Parties, Administrative Agent and Lenders shall be deemed to have authorized (but may not require) Issuing Lender to, in its sole and absolute discretion, permit the renewal of such evergreen Letter of Credit at any time to a date not later than the Maturity Date, and, unless directed by Issuing

Lender, Borrower shall not be required to request such extension or renewal. Issuing Lender may, in its sole and absolute discretion elect not to permit an evergreen Letter of Credit to be extended or renewed at any time.

         (g) OBLIGATIONS ABSOLUTE. The obligation of Borrower to pay to Issuing Lender the amount of any payment made by Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrower's obligation shall not be affected by any of the following circumstances:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) any amendment or waiver of or any consent to departure from such Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto;

                  (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against Issuing Lender, Administrative Agent or any Lender, any beneficiary of such Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                  (iv) any demand, statement, or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                  (v) payment by Issuing Lender in good faith under such Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of such Letter of Credit; or any payment made by Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

                  (vi) the solvency or financial responsibility of any party issuing any documents in connection with such Letter of Credit;

                  (vii) any error in the transmission of any message relating to such Letter of Credit not caused by Issuing Lender, or any delay or interruption in any such message;

                  (viii) any error, neglect or default of any correspondent of Issuing Lender in connection with such Letter of Credit;

                  (ix) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Issuing Lender;

                  (x) so long as Issuing Lender in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Issuing Lender in connection with such Letter of Credit; and

                  (xi) any other circumstances whatsoever where Issuing Lender has acted in good faith.

         In addition, Borrower will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify Issuing Lender in writing. Borrower shall be conclusively deemed to have waived any such claim against Issuing Lender and its correspondents unless such notice is given as aforesaid.

         (h) ROLE OF ISSUING LENDER. Each Lender and Borrower Party agree that, in paying any drawing under a Letter of Credit, Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of Issuing Lender shall be liable to any Lender for any action taken or omitted in connection herewith at the request or with the approval of Lenders or Requisite Lenders, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of Issuing Lender, shall be liable or responsible for any of the matters described in subsection (g) above. In furtherance and not in limitation of the foregoing, Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (i) APPLICABILITY OF ISP98. Unless otherwise expressly agreed by Issuing Lender and Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by Issuing Lender, its correspondents, and beneficiaries will be governed by the rules of the "International Standby Practices 1998" ("ISP98") or such later revision as may be published by the Institute of International Banking Law & Practice, subject to applicable laws.

         (j) LETTER OF CREDIT FEES. Borrower shall pay to Administrative Agent on each Applicable Payment Date in arrears, for the account of each Lender in accordance with its Pro Rata Share, a Letter of Credit fee equal to the Applicable Amount for Letters of Credit times the actual daily maximum amount available to be drawn under each Letter of Credit since the later of the Closing Date and the previous Applicable Payment Date. If there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect.

         (k) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO ISSUING LENDER. Borrower shall pay directly to Issuing Lender for its sole account a fronting fee in an amount equal to 1/8 of 1% per annum on the daily average face amount thereof, payable quarterly in arrears on each Applicable Payment Date. In addition, Borrower shall pay directly to Issuing Lender, upon demand, for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any Letter of Credit Action or other occurrence relating to a Letter of Credit for which such charges are customarily made. Such fees and charges are nonrefundable.

         2.05     SWING LINE LOANS.

         (a) Subject to the terms and conditions set forth in this Agreement, Swing Line Lender agrees to make Swing Line Loans in Dollars until the Maturity Date in such amounts as Borrower may from time to time request; PROVIDED, HOWEVER, that (i) the aggregate principal amount of all Swing Line Loans shall not exceed the Swing Line Sublimit and (ii) the Equivalent Amount in Dollars of the Outstanding Obligations of each Lender (EXCLUDING any Lender's Competitive Loans and Swing Line Lender's Swing Line Loans) shall not exceed such Lender's Commitment and the Equivalent Amount in Dollars of the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time. This is a revolving credit and, subject to the foregoing and the other terms and conditions hereof, Borrower may borrow, prepay and reborrow Swing Line Loans as set forth herein without premium or penalty. Each Swing Line Loan shall be a Base Rate Loan and shall bear interest at the rate of interest (including Applicable Amount, if any) otherwise payable on Base Rate Loans or shall bear interest at such other rate mutually agreeable to Swing Line Lender and Borrower.

         (b) Unless notified to the contrary by Swing Line Lender, Borrower may irrevocably request a Swing Line Loan in Dollars on any Business Day in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Swing Line Lender and Administrative Agent not later than the Requisite Time therefor. Promptly after receipt of such request, Swing Line Lender shall obtain telephonic verification from Administrative Agent that such Swing Line Loan is permitted hereunder. Upon receiving such verification, Swing Line Lender shall make such Swing Line Loan available to Borrower. Without the consent of Requisite Lenders and Swing Line Lender, no Swing Line Loan shall be made if to the actual knowledge of the Swing Line Lender there exists a Default or Event of Default. Upon the making of each Swing Line Loan, each Lender shall be deemed to have purchased from Swing

Line Lender a risk participation therein in an amount equal to such Lender's Pro Rata Share TIMES the amount of the Swing Line Loan.

         (c) Swing Line Lender shall be responsible for invoicing Borrower for interest on the Swing Line Loans. Unless and until any Swing Line Loan is converted into a Borrowing of Base Rate Loans or a funding by Lenders of their participation therein, the interest payable on Swing Line Loans is solely for the account of Swing Line Lender.

         (d) Borrower shall repay each Swing Line Loan not later than the Requisite Time for payments hereunder upon the earlier of (i) demand made by Swing Line Lender (with a copy to Administrative Agent) and (ii) the Maturity Date. Payments shall be made directly to Swing Line Lender. If the conditions precedent set forth in SECTION 5.02 can be satisfied, Borrower may request a Borrowing of Committed Loans to repay Swing Line Lender pursuant to SECTION 2.02 or, failing to make such request, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans (without regard to the Minimum Amount therefor) on such payment date in a principal amount equal to such payment. Swing Line Lender shall promptly notify Administrative Agent of each Swing Line Loan and each payment thereof.

         (e) If Borrower fails to timely make (by payment, a Borrowing or a deemed Borrowing) any payment of principal of or interest on any Swing Line Loan to Swing Line Lender, Swing Line Lender shall notify Administrative Agent of such fact and the unpaid amount. Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such unpaid amount by Requisite Notice, and each Lender shall make its Pro Rata Share of such unpaid amount available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for payments hereunder on the following Business Day. The obligation of each Lender to make such payment shall be absolute and unconditional and shall not be affected by the occurrence of such or any other Event of Default or any other event. Each Lender's payment shall be deemed to be a funding of such Lender's participation in such Swing Line Loan, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of its payment, in the claim of Swing Line Lender against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim. Any amounts made available by a Lender under its risk participation shall not relieve or otherwise impair the obligation of Borrower to repay Swing Line Lender for any amount of Swing Line Loans, together with interest as provided herein, and such amounts made available shall be payable by Borrower upon demand of Administrative Agent, and shall bear interest at a rate per annum equal to the Default Rate.

         2.06     PREPAYMENTS.

         (a) Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Committed Loans in part in the Minimum Amount therefor or in full without premium or penalty. Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment. Any prepayment of an Offshore Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in SECTION 4.05.

         (b) Upon Requisite Notice to Swing Line Lender (with a copy to Administrative Agent) not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Swing Line Loans in part in the Minimum Amount therefor or in full without premium or penalty.

         (c) If for any reason the Outstanding Obligations exceed the combined Commitments as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Borrower shall immediately prepay Loans and/or deposit cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess.

         (d) Each payment or prepayment on account of Competitive Loans must be made ratably among all outstanding Competitive Loans of the same type borrowed on the same day; PROVIDED, HOWEVER, that no Competitive Loan may be prepaid without the prior written consent of Lender making such Competitive Loan.

         2.07 REDUCTION OR TERMINATION OF COMMITMENTS. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Commitments in a Minimum Amount therefor to an amount not less than the Outstanding Obligations at such time or terminate the Commitments. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid facility fees and utilization fees with respect to the portion of the Commitments being reduced or terminated. Administrative Agent shall promptly notify Lenders of any such request for reduction or termination of the Commitments. Each Lender's Commitment shall be reduced by an amount equal to such Lender's Pro Rata Share times the amount of such reduction.

         2.08     PRINCIPAL AND INTEREST.

         (a) Except as otherwise provided hereunder, if not sooner paid, Borrower agrees to pay the outstanding principal amount of each Committed Loan on the Maturity Date.

         (b) Subject to subsection (c) below, and unless otherwise specified herein, Borrower shall pay interest on the unpaid principal amount of each Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief
Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Applicable Payment Date at a rate per annum equal to the interest rate determined in accordance with the definition of such type of Loan, plus, to the extent applicable in each case, the Applicable Amount for such type of Loan. Interest on Offshore Currency Loans shall be paid in the currency of such Offshore Currency Loan.

         (c) If any amount payable by any Borrower Party under any Loan Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest (after as well as before entry of judgment thereon to the extent permitted by law) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be payable upon demand.

         2.09     FEES.

         (a) FACILITY FEE. Borrower shall pay to Administrative Agent for the account of each Lender a facility fee equal to the Applicable Amount TIMES the actual daily amount of its Commitment, regardless of usage. The facility fee shall accrue at all times from the Closing Date until the Maturity Date and shall be payable each fiscal quarter in arrears on each Applicable Payment Date. The facility fee shall be calculated each fiscal quarter in arrears, and if there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect. The facility fee shall accrue at all times, including at any time during which one or more conditions in SECTION 5 are not met.

         (b) UTILIZATION FEE. Borrower shall pay to Administrative Agent for the account of each Lender a utilization fee equal to the Applicable Amount TIMES the actual daily amount of the sum of (i) aggregate outstanding principal amount of all Loans and (ii) Letter of Credit Usage any time during which the sum of
(x) aggregate outstanding principal amount of all Loans and (y) Letter of Credit Usage exceed 50% of the combined Commitments. The utilization fee shall be calculated each fiscal quarter in arrears, and if there is any change in the Applicable Amount during any fiscal quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect. The utilization fee shall accrue at all times that the aggregate outstanding principal amount of all Loans and Letter of Credit Usage exceed 50% of the combined Commitments, including any time during which one or more conditions in SECTION 5 are not met.

         (c) ADMINISTRATIVE FEES. Borrower shall pay to Administrative Agent an administrative fee in such amounts and at such times as set forth in a separate letter agreement among Borrower, Administrative Agent and Arranger. The agency fee is for the services to be performed by Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to Administrative Agent is solely for its own account and is nonrefundable.

         (d) STRUCTURING AND SYNDICATION FEE. On the Closing Date, Borrower shall pay to Arranger a structuring and syndication fee in the amount set forth in a separate letter agreement among Borrower, Administrative Agent and Arranger. Such arrangement fee is for the services of Arranger in arranging, structuring and syndicating the credit facilities under this Agreement and is fully earned on the date paid. The structuring and syndication fee paid to Arranger is solely for its own account and is nonrefundable.

          (e) LENDERS' UPFRONT FEE. On the Closing Date, Borrower shall pay to Administrative Agent, for the respective accounts of Lenders pro rata according to their respective Pro Rata Shares, an upfront fee in an amount set forth in a separate letter between Borrower, Administrative Agent and Arranger. Such upfront fees are for the credit facilities committed by Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to Lenders is solely for their own account and is nonrefundable.

         2.10 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, PROVIDED that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.11     MAKING PAYMENTS.

         (a) Except as otherwise provided herein, all payments by Borrower or any Lender hereunder shall be made to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in the currency of such extension of credit. All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Notwithstanding any other provisions of this Agreement, if and to the extent that EMU Legislation provides that amounts denominated in the euro or an NCU may be paid within a country in either the euro or the NCU of that country by crediting an account of the creditor in that country, payments may be made in either the euro or such NCU.

         (b) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, by crediting a deposit account designated from time to time by Borrower to Administrative Agent by Requisite Notice, and
(ii) if payable to any Lender, by wire transfer to such Lender at its Lending Office. If such conditions are not so satisfied, Administrative Agent shall return any funds it is holding to the Lenders making such funds available, without interest.

         (c) Subject to the definition of "Interest Period," if any payment to be made by any Borrower Party shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

         (d) Unless Borrower or any Lender has notified Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may, in its sole and absolute discretion, assume that Borrower or Lender, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then:

                  (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent at the Federal Funds Rate; and

                  (ii) if any Lender failed to make such payment, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forth-with upon Administrative Agent's demand therefor, Administrative Agent promptly shall notify Borrower, and Borrower shall pay such corresponding amount to Administrative Agent. Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate, and (B) from Borrower, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

         (e) If Administrative Agent or any Lender is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under Debtor Relief Laws, any portion of a payment made by Borrower, each Lender shall, on demand of Administrative Agent, return its share of the amount to be returned, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the daily Federal Funds Rate.

         2.12 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.13     INCREASE IN COMBINED COMMITMENTS.

         (a) Borrower shall have the right, without the consent of Lenders but subject to the approval of Administrative Agent (which approval shall not be unreasonably withheld), to effectuate from time to time an increase in the combined Commitments under this Agreement by adding to this Agreement one or more Persons that are Eligible Assignees (who shall, upon completion of the requirements of this SECTION 2.13 constitute "Lenders" hereunder) (an "Added Lender"), or by allowing one or more Lenders in their sole discretion to increase their respective Commitments hereunder (each an "Increasing Lender"), so that such added and increased Commitments shall equal the increase in Commitments effectuated pursuant to this SECTION 2.13; PROVIDED that (i) no increase in or added Commitment shall be less than the Minimum Amount, (ii) no increase in or added Commitments pursuant to this SECTION 2.13 shall be less than the Minimum Amount or result in combined Commitments exceeding $800,000,000, (iii) no Lender's Commitment shall be increased under this SECTION
2.13 without the consent of such Lender, (iv) there shall exist no Default or Event of Default immediately prior to and immediately after giving effect to such increased or added Commitment, and (v) there shall have been no ratable reduction of Commitments pursuant to SECTION 2.07. Borrower shall deliver or pay, as applicable, to Administrative Agent by the Requisite Time each of the following items with respect to each Added Lender and Increasing Lender:

                           (i) a written notice of Borrower's intention to
                  increase the combined Commitments pursuant to this SECTION 2.13, which shall specify each new Eligible Assignee, if any, the changes in amounts of Commitments that will result, and such other information as is reasonably requested by Administrative Agent;

                           (ii) documents in the form of EXHIBIT I or EXHIBIT J,
                  as may be required by Administrative Agent, executed and delivered by each new Eligible Assignee and each Lender agreeing to increase its Commitment, pursuant to which it becomes a party hereto or increases its Commitment, as the case may be;

                            (iii) if requested by the applicable Lender, Notes
                  or replacement Notes, as the case may be, executed and delivered by Borrower; and

                           (iv) a non-refundable processing fee of $4,000 with
                  respect to each Added Lender or Increasing Lender for the sole account of Administrative Agent.

         (b) Upon receipt of any notice referred to in clause (a)(i) above, Administrative Agent shall promptly notify each Lender thereof. Upon execution and delivery of such documents and the payment of such fee (the "Increased Commitment Date"), such new Eligible Assignee shall constitute a "Lender" hereunder with a Commitment as specified therein, or such Lender's Commitment shall increase as specified therein, as the case may be. Immediately upon the effectiveness of the addition of such Added Lender or the increase in the Commitment of such Increasing Lender under this SECTION 2.13 (i) the respective Pro Rata Shares of the Lenders shall be deemed modified as appropriate to correspond to such changed combined Commitments, and (ii) if there are at such time outstanding any Committed Loans or Letter of Credit Usage or Swing Line Loans, each Lender whose Pro Rata Share has been decreased as a result of the increase in the combined Commitments shall be deemed to have assigned, without recourse, to each Added Lender and Increasing Lender such portion of such Lender's Committed Loans and participations in such Letter of Credit Usage and Swing Line Loans as shall be necessary to effectuate such adjustment in Pro Rata Shares. Each Increasing Lender and Added Lender (A) shall be deemed to have assumed such portion of such Committed Loans and participating interest in Letter of Credit Usage and Swing Line Loans and (B) shall fund to each other Lender on the Increased Commitment Date the amount of Committed Loans assigned by it to such Lender. Borrower agrees to pay to the Lenders on demand any and all amounts to the extent payable pursuant to SECTION 4.05 as a result of any such prepayment of Committed Loans occasioned by the foregoing increase in Commitments and the reallocation of the Pro Rata Shares.

         (c) This section shall supercede any provisions in SECTION 11.01 to the contrary.


         2.14 OBLIGATIONS TO COLLATERAL AGENT. The Borrower hereby agrees vis-a-vis the Collateral Agent that it shall pay to the Collateral Agent all amounts which the Borrower is now or may at any time and from time to time hereafter be obligated to pay in respect of the Obligations, including without limitation amounts payable to each Lender and the Administrative Agent under this Agreement, including any amount due pursuant to the Facility Guaranty or under any Qualifying Swap Contract (the "Covenant to Pay Obligations"), if and when such amounts become due and payable in accordance with the terms of this Agreement or such other document.

         The Borrower and the Collateral Agent agree and acknowledge that the Covenant to Pay Obligations consist of obligations and liabilities of the Borrower to the Collateral Agent separate and independent from and without prejudice to the liabilities and obligations which the Borrower has or may have at any time to the Lender, the Administrative Agent or other Person under this Agreement or other Loan Documents or any Qualifying Swap Contract, provided that the total liability of the Borrower under the Covenant to Pay Obligations shall be decreased from time to time to the extent that the Borrower shall have paid to the Lender or the Administrative Agent or other appropriate payee any amount due under this Agreement or other applicable Loan Document or Qualifying Swap Contract, and the total liability of the Borrower via-a-vis the Lender, the Administrative Agent and any counterparty under a Qualifying Swap Contract under this Agreement or other applicable Loan Document or Qualifying Swap Contract, shall be decreased to the extent that the Borrower shall have paid to the Collateral Agent such amount due pursuant to the Covenant to Pay Obligations.

                                   SECTION 3.
                                    SECURITY

         3.01 FACILITY GUARANTY. As security for the full and timely payment and performance of all Obligations, Borrower shall on or before the Closing Date do or cause to be done all things necessary to cause each Domestic Subsidiary that is a Significant Subsidiary to execute and deliver to Administrative Agent for the benefit of the Lenders a Facility Guaranty and shall further cause each Person who thereafter becomes a Domestic Subsidiary that is a Significant Subsidiary to do all those things required by SECTION 7.13 hereof.

         3.02 PLEDGE AGREEMENTS. As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and (ii) if applicable, all obligations of Guarantors under the Facility Guaranty, Borrower shall, and shall cause each Domestic Subsidiary to, on the Closing Date deliver to Collateral Agent, Pledge Agreements which shall pledge to Collateral Agent for the benefit of Administrative Agent and the Lenders, 65% of the voting securities or other interests having ordinary voting power and 100% of the other securities of or other ownership interests in each Direct Foreign Subsidiary that is a Significant Subsidiary as are owned by Borrower or any Domestic Subsidiary and shall take such further action and deliver or cause to be delivered such further documents as required by the Security Instruments or otherwise as Collateral Agent may reasonably request to effect the transactions contemplated by this SECTION 3.

         3.03 FURTHER ASSURANCES. At the request of Administrative Agent, Borrower shall or shall cause all other Borrower Parties, as the case may be, to execute, by its Responsible Officer, alone or with Administrative Agent, any certificate, instrument, financing statement, control agreement, statement or document or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which Administrative Agent reasonably deems necessary from time to time to create, continue or preserve the Liens and security interests in the Collateral (and the perfection and priority thereof) of Collateral Agent as contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by Borrower or other Borrower Party after the Closing Date.

         3.04 INTERCREDITOR AGREEMENT. Notwithstanding anything to the contrary herein or in the Security Instruments, in the event that Borrower or any Subsidiary shall issue any Senior Parity Debt or enter into the TDC TROL, each of Administrative Agent and Collateral Agent is authorized, without the consent of the Lenders, to enter into one or more intercreditor agreements or other similar arrangements with the Senior Parity Debt Holders including the lenders and holders party to the TDC TROL in order to effectuate pari passu status between the Obligations and such Senior Parity Debt, including obligations under the TDC TROL. At the election of the Borrower, Senior Parity Debt may either (i) benefit from a guaranty of payment by Domestic Subsidiaries, or (ii) have the benefit of a pledge of 65% of the voting securities or other ownership interest having voting power and 100% of the other securities of or other ownership interest in Direct Foreign Subsidiaries that are Significant Subsidiaries, or
(iii) both of the foregoing. Administrative Agent and Collateral Agent shall take all such further actions as are necessary to effectuate the transactions contemplated by this SECTION 3.04, all at the sole expense of Borrower.

                                   SECTION 4.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.01     TAXES.

         (a) Any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, EXCLUDING, in the case of Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish to Administrative Agent (who shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

         (c) If Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, Borrower shall also pay to such Lender or Administrative Agent (for the account of such Lender), at the time interest is paid, such additional amount that the respective Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender, amounts payable under SECTION 4.01(C) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

         4.02 ILLEGALITY. If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable

Lending Office to make, maintain or fund Offshore Rate Loans or issue Letters of Credit in an Offshore Currency, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars or the applicable Offshore Currency in the applicable offshore interbank market, or to determine or charge interest rates based upon the Offshore Rate or issue Letters of Credit in an Offshore Currency, then, on notice thereof by such Lender to Borrower through Administrative Agent, any obligation of such Lender to make Offshore Rate Loans or to issue Letters of Credit in an Offshore Currency shall be suspended until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or Convert all Offshore Rate Loans of such Lender, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Loans. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         4.03 INABILITY TO DETERMINE RATES. If, in connection with any Request for Extension of Credit involving any Offshore Rate Loan, Administrative Agent determines that (a) deposits in Dollars or the applicable Offshore Currency are not being offered to banks in the applicable offshore dollar market for the applicable amount and Interest Period of the requested Offshore Rate Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate for such Offshore Rate Loan, or (c) such underlying interest rate does not adequately and fairly reflect the cost to Lenders of funding such Offshore Rate Loan, Administrative Agent will promptly notify Borrower and all Lenders. Thereafter, the obligation of Lenders to make or maintain such Offshore Rate Loan shall be suspended until Administrative Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of Offshore Rate Loans or, failing that, be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         4.04     INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

         (a) If any Lender (including the Issuing Bank) determines that any
Laws:

                  (i) subject such Lender to any tax, duty, or other charge with respect to any Offshore Rate Loans or its obligation to make Offshore Rate Loans or to issue or maintain Letters of Credit in an Offshore Currency, or change the basis on which taxes are imposed on any amounts payable to such Lender under this Agreement in respect of any Offshore Rate Loans or Letters of Credit (and related reimbursement obligations) in an Offshore Currency;

                  (ii) shall impose or modify any reserve, special deposit, or similar requirement (other than the reserve requirement utilized in the determination of the Offshore Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including its Commitment); or

                  (iii) shall impose on such Lender or on the offshore interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing, or maintaining any Offshore Rate Loans or issuing or maintaining Letters of Credit in an Offshore Currency or to reduce any sum received or receivable by such Lender under this Agreement with respect to any Offshore Rate Loans or Letters of Credit (including related reimbursement obligations) in an Offshore Currency, then from time to time upon demand of Lender (with a copy of such demand to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that any change in or the interpretation of any Laws have the effect of reducing the rate of return on the capital of such Lender or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         4.05 BREAKFUNDING COSTS. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), and including, without limitation, prepayments arising under SECTION 2.13; or

         (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

         4.06     MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (a) A certificate of Administrative Agent or any Lender claiming compensation under this SECTION 4 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, Administrative Agent or any Lender may use any reasonable averaging and attribution methods. For purposes of this SECTION 4, a Lender shall be deemed to have funded each Offshore Rate Loan at the Offshore Base Rate used in determining the Offshore Rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market, whether or not such Offshore Rate Loan was in fact so funded.

         (b) Upon any Lender making a claim for compensation under SECTION 4.01,
SECTION 4.02, if such claim is not made by all Lenders or 4.04, Borrower may remove and replace such Lender in accordance with SECTION 11.22.

         4.07 SURVIVAL. All of Borrower's obligations under this SECTION 4 shall survive termination of the Commitments and payment in full of all Obligations.

                                   SECTION 5.
                  CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT

         5.01 CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make its initial Extension of Credit hereunder is subject to satisfaction of the following conditions precedent:

         (a) Unless waived by all Lenders (or by Administrative Agent with respect to immaterial matters or items specified in subsection (vi) or (vii) below with respect to which Borrower has given assurances satisfactory to Administrative Agent that they will be delivered promptly following the Closing
Date), Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Borrower Party, each dated on, or in the case of third-party certificates, recently before the Closing Date and each in form and substance satisfactory to Administrative Agent, Lenders and their respective legal counsel:

                  (i) executed counterparts of this Agreement, sufficient in number for distribution to Administrative Agent, Lenders and Borrower;

                  (ii) executed counterparts of the Facility Guaranty and Pledge Agreement;

                  (iii) Committed Loan Notes executed by Borrower in favor of each Lender requesting same, each in a principal amount equal to such Lender's Commitment;

                  (iv) Competitive Loan Notes executed by Borrower in favor of each Lender requesting same, each in the principal amount of the Competitive Loan Sublimit;

                  (v) a Swing Line Note executed by Borrower in favor of Swing Line Lender requesting same in the principal amount of the Swing Line Sublimit;

                  (vi) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower Party as Administrative Agent or any Lender may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

                  (vii) such evidence as Administrative Agent or any Lender may reasonably require to verify that each Borrower Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Borrower Party's Organization Documents, certificates of good standing and/or qualification to engage in business, tax clearance certificates, and the like;

                  (viii) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in SECTIONS 5.01(c) and (d) have been satisfied (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has a Material Adverse Effect; and (C) the current Debt Ratings;

                  (ix) a duly completed Compliance Certificate signed by a Responsible Officer of Borrower as of the fiscal year end preceding the Closing Date;

                  (x) a schedule as of the most recent fiscal quarter end preceding the Closing Date in the form and content set forth in SECTION 7.02(B)(II);


                  (xi) an opinion of counsel to each Borrower Party substantially in the form of EXHIBIT H hereto and opinions of counsel in each foreign jurisdiction governing a Pledge Agreement in form and substance satisfactory to Administrative Agent and Lenders;

                  (xii) written evidence that all commitments under the Existing Credit Agreement have been or concurrently herewith are being terminated, all outstanding amounts thereunder have been paid in full, and all Liens securing obligations under the Existing Credit Facility have been or concurrently herewith are being released;

                  (xiii) written agreement of the Borrower terminating all rights under the Existing Credit Agreement; and

                  (xiv) such other assurances, certificates, documents, consents or opinions as Administrative Agent, Issuing Lender or Requisite Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Closing Date shall have been paid.

         (c) The representations and warranties made by each Borrower Party herein or in any other Loan Document, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the Closing Date.

         (d) Each Borrower Party shall be in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing.

         (e) Borrower shall have paid all Attorney Costs and other out-of-pocket expenses of Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Administrative Agent).

         5.02 CONDITIONS TO ALL EXTENSIONS OF CREDIT. In addition to any applicable conditions precedent set forth elsewhere in this SECTION 5 or in SECTIONS 2 OR 3, the obligation of each Lender to honor any Request for Extension of Credit is subject to the following conditions precedent:

         (a) the representations and warranties of each Borrower Party contained in SECTION 6 or in any other Loan Document, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the date of such Extension of Credit, except to the extent that such representations and warranties specifically refer to an earlier date.

         (b) no Default or Event of Default exists, or would result from such proposed Extension of Credit.

         (c) Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor.

         (d) Administrative Agent shall have received, in form and substance satisfactory to it and the Requisite Lenders, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent or Requisite Lenders reasonably may require.

         Each Request for Extension of Credit by Borrower shall be deemed to be a representation and warranty that the conditions specified in SECTIONS 5.02(A) and (B) have been satisfied on and as of the date of such Extension of Credit.

                                   SECTION 6.
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Administrative Agent and Lenders that:

         6.01 EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. Each Borrower Party is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the state of its incorporation or organization, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and is in compliance with all Laws except to the extent that noncompliance does not have a Material Adverse Effect.

         6.02 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Borrower Party has the power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party and Borrower has power and authority to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, that has not been obtained, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents. The Loan Documents have been duly executed and delivered by each Borrower Party, and constitute a legal, valid and binding obligation of each Borrower Party, enforceable against each Borrower Party in accordance with their respective terms.

         6.03 NO LEGAL BAR. The execution, delivery, and performance by each Borrower Party of the Loan Documents to which it is a party and compliance with the provisions thereof have been duly authorized by all requisite action on the part of such Borrower Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organization Documents of such Borrower Party or any of its Subsidiaries, (ii) any applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any Contractual Obligation of such Borrower Party or any of its Subsidiaries or by which any of them or any of their property is bound or subject, (b) constitute a default under any such agreement or instrument, or (c) result in, or require, the creation or imposition of any Lien on any of the properties of such Borrower Party or any of its Subsidiaries, other than as provided in the Loan Documents.

         6.04     FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of

Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

         (b) Since the date of the Audited Financial Statements, there has been no event or circumstance which has a Material Adverse Effect.

         6.05 LITIGATION. No litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the knowledge of Borrower after due and diligent investigation, threatened by or against any Borrower Party or any of its Subsidiaries or against any of their properties or revenues which, if determined adversely, has or would have a Material Adverse Effect.

         6.06 NO DEFAULT. Neither any Borrower Party nor any of its Subsidiaries are in default under or with respect to any Contractual Obligation which has a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the consummation of this Agreement or any of the other Loan Documents, or the making of the Extensions of Credit hereunder.

         6.07 OWNERSHIP OF PROPERTY; LIENS. Each Borrower Party and its Subsidiaries have valid fee or leasehold interests in all real property which they use in their respective businesses, and each Borrower Party and its Subsidiaries have good and marketable title to all their other property, and none of such property is subject to any Lien, EXCEPT as permitted in SECTION 8.02.

         6.08 TAXES. Each Borrower Party and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by such Borrower Party or its respective Subsidiaries, EXCEPT (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained, and (b) immaterial taxes; PROVIDED, HOWEVER, that in each case no material item or portion of property of any Borrower Party or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

         6.09 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) No Borrower Party is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

         (b) No Borrower Party or any of its Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding

Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         6.10     ERISA COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         6.11 INTANGIBLE ASSETS. Each Borrower Party and its Subsidiaries own, or possess the right to use, all trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets that are used in the conduct of their respective businesses as now operated, and none of such items, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has a Material Adverse Effect.

         6.12 COMPLIANCE WITH LAWS. Each Borrower Party and its Subsidiaries are in compliance in all material respects with all Laws that are applicable to it.

         6.13 ENVIRONMENTAL COMPLIANCE. Each Borrower Party and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that such Environmental Laws and claims do not, individually or in the aggregate, have a Material Adverse Effect.

         6.14 INSURANCE. The properties of each Borrower Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower Party or such Subsidiary operates.

         6.15 DISCLOSURE. No statement, information, report, representation, or warranty made by any Borrower Party in any Loan Document or furnished to Administrative Agent or any Lender in connection with any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

                                   SECTION 7.
                              AFFIRMATIVE COVENANTS

         So long as any Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall, and shall (except in the case of Borrower's reporting covenants), cause each Subsidiary to:

         7.01 FINANCIAL STATEMENTS. Deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and Requisite
Lenders:

         (a) as soon as available, but in any event within 95 days after the end of each fiscal year of Borrower, consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Requisite Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to Requisite Lenders; and

         (b) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

         (c) Reports required to be delivered pursuant to clauses (a) and (b) of this SECTION 7.01 shall be deemed to have been delivered on the date on which Borrower posts such reports on Borrower's website on the Internet at the website address listed on SCHEDULE 11.02 hereof or when such report is posted on the Securities and Exchange Commission's website at WWW.SEC.GOV.; PROVIDED that (x) Borrower shall deliver paper copies of the reports referred to in such clauses
(a) and (b) of this SECTION 7.01 to Administrative Agent or any Lender who requests Borrower to deliver such paper copies until written request to cease delivering paper copies is given by Administrative Agent or such Lender, (y) Borrower shall notify Administrative Agent and Lenders of the posting of any such new material, and (z) in every instance Borrower shall provide paper copies of the original executed Compliance Certificates required by clause (a) of
SECTION 7.02 to Administrative Agent with a copy, which may be by facsimile, to each Lender. Except for the Compliance Certificates referred to in such clause
(a) of SECTION 7.02, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to in clauses (a) and
(b) of this SECTION 7.01, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each

Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

         7.02 CERTIFICATES, NOTICES AND OTHER INFORMATION. Deliver to Administrative Agent and each Lender in form and detail satisfactory to Administrative Agent and Requisite Lenders:

         (a) concurrently with the delivery of the financial statements referred to in SECTION 7.01(A), a certificate of its independent certified public accountants certifying (with respect to the consolidated financial statements) such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under the financial covenants set forth herein or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

         (b) concurrently with the delivery of the financial statements referred to in SECTIONS 7.01(A) and (B), a (i) duly completed Compliance Certificate signed by a Responsible Officer of Borrower and (ii) a certificate signed by a Responsible Officer in form acceptable to the Administrative Agent setting forth the amount of assets and revenues of each of the Borrower and each of its Subsidiaries;

         (c) promptly after request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any Subsidiary, or any audit of any of them;

         (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

         (e) promptly after the occurrence thereof, notice of any Default or Event of Default;

         (f) notice of any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary;

         (g) promptly after the commencement thereof, notice of any litigation, investigation or proceeding affecting any Borrower Party where the amount involved exceeds the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief, if granted, has a Material Adverse Effect;

         (h) promptly after the occurrence thereof, notice of any Reportable Event with respect to any Plan or the intent to terminate any Plan, or the institution of proceedings or the taking or expected taking of any other action to terminate any Plan or withdraw from any Plan;

         (i) promptly after the occurrence thereof, notice of any Material Adverse Effect;

         (j) promptly, notice of any announcement by Moody's or S&P of any change in a Debt Rating or other announcement as to the Borrower; and

         (k) promptly, such other data and information as from time to time may be reasonably requested by Administrative Agent, or, through Administrative Agent, any Lender.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto.

         7.03 PAYMENT OF TAXES. Pay and discharge when due all taxes, assessments, and governmental charges, Ordinary Course Liens or levies imposed on any Borrower Party or its Subsidiaries or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy which is an Ordinary Course Lien under subsection (c) of SECTION 8.02.

         7.04 PRESERVATION OF EXISTENCE. Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except where failure to do so does not have a Material Adverse Effect.

         7.05 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties.

         7.06 MAINTENANCE OF INSURANCE. Maintain liability and casualty insurance with financially sound and reputable insurance companies in such amounts with such deductibles and against such risks as is customary for similarly situated businesses.

         7.07     COMPLIANCE WITH LAWS.

         (a) Comply with the requirements of all applicable Laws and orders of any Governmental Authority, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

         (b) Conduct its operations and keep and maintain its property in compliance with all Environmental Laws, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

         7.08 INSPECTION RIGHTS. At any time during regular business hours and as often as reasonably requested and upon reasonable prior notice, permit Administrative Agent or any Lender, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from the Borrower Parties' records and books of account and to visit and inspect their properties and to discuss their affairs, finances and accounts with any of their officers and key employees and independent certified public accountants, and, upon request, furnish promptly to Administrative Agent or any Lender true copies of all financial information and internal management reports made available to their senior management.

         7.09 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or the applicable Subsidiary.

         7.10 COMPLIANCE WITH ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         7.11 COMPLIANCE WITH AGREEMENTS. Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, EXCEPT for any such Contractual Obligations (a) the performance of which would cause a Default or Event of Default, (b) then being contested by any of them in good faith by appropriate proceedings, or (c) if the failure to comply therewith does not have a Material Adverse Effect.

         7.12 USE OF PROCEEDS. Use the proceeds of Extensions of Credit for working capital, capital expenditures, refinancing existing Indebtedness and other lawful general corporate purposes not otherwise in contravention of this Agreement.

         7.13     NEW SUBSIDIARIES.

         (a) Within 30 days in the case of clause (i) and 60 days in the case of clause (ii) of the formation or Acquisition of any Significant Subsidiary or at any time a Subsidiary becomes a Significant Subsidiary, cause to be delivered to Administrative Agent for the benefit of Administrative Agent and the Lenders:

                           (i) In the case of a Significant Subsidiary that is a
                  Domestic Subsidiary, (A) a Facility Guaranty substantially in the form of EXHIBIT K executed by such Significant Subsidiary,
                  (B) an opinion of counsel to the Significant Subsidiary dated as of the date of delivery of the Facility Guaranty provided for in this SECTION 7.13 and addressed to Administrative Agent and the Lenders, in form and substance reasonably acceptable to Administrative Agent, and (C) the Organization Documents of such Significant Subsidiary;

                           (ii) In the case of a Significant Subsidiary that is
                  a Direct Foreign Subsidiary, (A) a Pledge Agreement executed by the Borrower or any Domestic Subsidiary directly owning the stock of such Significant Subsidiary which shall pledge to Administrative Agent for the benefit of Administrative Agent and the Lenders, 65% of the voting securities or other interests having ordinary voting power and 100% of the other securities or of interests in such Significant Subsidiary, (B) opinions of counsel to each Pledgor and to the Significant Subsidiary that under the laws of the applicable foreign jurisdiction, all agreements, notices and other documents required to be executed, delivered, filed or recorded and all other action required to be taken, within or pursuant to the laws of such jurisdiction to perfect the Lien conferred in favor of Administrative

                  Agent has been duly executed, delivered, filed, recorded or taken, as the case may be, and (C) take such further action and deliver or cause to be delivered such further documents as reasonably requested by Administrative Agent to effect the transactions contemplated herein;

         (b) If at any time the sum of the total assets or total annual revenues of Domestic Subsidiaries that have not executed and delivered to Administrative Agent a Facility Guaranty exceeds in the aggregate $150,000,000, Borrower shall promptly cause there to be delivered to Administrative Agent one or more additional Facility Guaranties of Domestic Subsidiaries that do not constitute Significant Subsidiaries in order that after giving effect to such additional Facility Guaranties, the sum of the total assets or total revenues, in either or both cases, of Domestic Subsidiaries not having delivered a Facility Guaranty does not exceed in the aggregate $150,000,000.

                                   SECTION 8.
                               NEGATIVE COVENANTS

         So long as any Obligations remain unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

         8.01 INDEBTEDNESS. Create, incur, assume or suffer to exist any secured Indebtedness, except:

         (a)      Indebtedness under the Loan Documents;

         (b) secured Indebtedness outstanding on the date hereof and listed on
SCHEDULE 8.01 and any refinancings, refundings, renewals or extensions thereof, PROVIDED that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any utilized commitments thereunder;

         (c)      Qualifying Swap Contract;

         (d)      Senior Parity Debt;

         (e) purchase money Indebtedness described in SECTION 8.02(J) and Capital Leases described in SECTION 8.02(K) not to exceed an aggregate outstanding principal amount at any time of $20,000,000, excluding those described on SCHEDULE 8.01; and

         (f) any obligations arising under the Transfer and Administration Agreement.

         8.02 LIENS AND NEGATIVE PLEDGES. Incur, assume or suffer to exist, any Lien or Negative Pledge upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

         (a) Liens pursuant to any Loan Document and Qualifying Swap Contract;

         (b) Liens and Negative Pledges existing on the date hereof and listed on SCHEDULE 8.01 and any renewals or extensions thereof, PROVIDED that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by SECTION 8.01(B);

         (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained in accordance with GAAP;

         (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained;

         (e) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

         (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Borrower or any Subsidiary;

         (h) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise a Default hereunder) in the ordinary course of business that is currently being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles);

         (i) Liens on receivables arising in connection with the Trade Receivables Purchase Facility;

         (j) purchase money Liens to secure Indebtedness permitted under SECTION 8.01(E) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

         (k) Liens arising in connection with Capital Leases permitted under
SECTION 8.01(E); provided that no Lien shall extend to any other property other than the assets subject to such Capital Lease; and

         (l) Liens arising under the Pledge Agreements securing Senior Parity Debt and Negative Pledges entered into in connection with the issuance of Senior Parity Debt.

         8.03 FUNDAMENTAL CHANGES. Merge or consolidate with or into any Person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution or sell all or substantially all of its assets, except, that so long as no Default or Event of Default exists or would result therefrom:

         (a) any Subsidiary may merge with (i) Borrower provided that Borrower shall be the continuing or surviving corporation, (ii) any one or more Domestic Subsidiaries, and (iii) any joint venture, partnership or other Person, so long as such joint venture, partnership and other Person will, as a result of making such merger and all other contemporaneous related transactions, become a Domestic Subsidiary; PROVIDED that when any wholly-owned Subsidiary is merging into another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

         (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Borrower or to a Domestic Subsidiary; PROVIDED that when any wholly-owned Subsidiary is selling all or substantially all of its assets to another Subsidiary, the Subsidiary acquiring such assets shall be a wholly-owned Subsidiary; and

         (c) any Foreign Subsidiary may merge into and may transfer assets to another Subsidiary; and

         (d) the Borrower may liquidate or dissolve or sell all or substantially all of the assets of one or more Subsidiaries during a fiscal year so long as the aggregate book value of the Subsidiaries liquidated or dissolved or assets sold during such fiscal year does not exceed the Threshold Amount.

         8.04     DISPOSITIONS.  Make any Dispositions, except:

         (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

         (b) Dispositions of cash, cash equivalents, inventory and other property in the ordinary course of business;

         (c) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement property or where Borrower or any Subsidiary determine in good faith that the failure to replace such equipment will not be detrimental to the business of Borrower or such Subsidiary; and

         (d) Dispositions of assets or property (other than cash) by Borrower or any Subsidiary to Borrower or any Subsidiary;

PROVIDED, HOWEVER, that no such Disposition permitted in subsections (a) through
(d) of this SECTION 8.04 shall be for less than the fair market value of the property being disposed of.

         (e)      Dispositions permitted by SECTION 8.03;

         (f) Dispositions of receivables pursuant to the Transfer and Administration Agreement; and

         (g) Dispositions, in addition to those set forth in clauses (a) through
(f) of this SECTION 8.04, in any fiscal year which do not in the aggregate exceed the Threshold Amount during such fiscal year.

         8.05     INVESTMENTS.  Make any Investments, EXCEPT:

         (a) direct obligations of the United States of America or any agency or instrumentality thereof or obligations guaranteed by the United States of America or any agency or instrumentality thereof, provided that such obligations mature within one year from the date of acquisition thereof;

         (b) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the government of a country ("OECD Country") which is a member of the Organization for Economic Corporation and development or any agency thereof;

         (c) demand deposits, time deposits or certificates of deposit issued by any of the Lenders or certificates or deposit maturing within one year from the date of acquisition issued by a bank or trust company which is a member of the Federal Reserve System or an applicable central bank of an OECD Country having capital surplus and undivided profits aggregating at least $400 million and, in the case of a member of the Federal Reserve System, being rated A-3 or better by Standard & Poor's Rating Services or A or better by Moody's Investors Services, Inc.;

         (d) commercial paper rated A-1 or better by Standard & Poor's Rating Services or P-1 or better by Moody's Investors Services, Inc. (Commercial Paper Record);

         (e) Investments existing on the date hereof and described in SCHEDULE 8.05;

         (f)      cash and cash equivalents;

         (g) advances to officers, directors and employees of Borrower and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

         (h) Investments of Borrower or any Subsidiary in Borrower or another Domestic Subsidiary;

         (i) extensions of credit to customers or suppliers of Borrower and Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

         (j) Guaranty Obligations permitted by SECTION 8.01;

         (k) Investments permitted by SECTION 8.03;

         (l) additional Investments in Foreign Subsidiaries in excess of $1,200,000,000 so long as such additional investments do not exceed the sum of
(x) 25% of Consolidated Shareholders' Equity and (y) 25% of the proceeds of the issuance of capital stock of Borrower after the date hereof;

         (m) Investments in Persons with whom Borrower or a Subsidiary are engaged in a business relationship or which provide products or services to Borrower or a Subsidiary, so long as the Investment does not exceed $10,000,000 in any one such Person or $50,000,000 in the aggregate;

         (n) Investments by a Foreign Subsidiary in another Foreign Subsidiary; and

         (o) Acquisitions permitted under SECTION 8.11.

         8.06 LEASE OBLIGATIONS. Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except:

         (a) leases in existence on the date hereof, including the TDC TROL and any renewal, extension or refinancing thereof; and

         (b) leases (other than capital leases) entered into or assumed by Borrower or any Subsidiary after the date hereof in the ordinary course of business.

         8.07 RESTRICTED PAYMENTS. Make any Restricted Payments, provided, however, that the Borrower may (i) purchase shares of its common stock for the purpose of making required contributions to its employee stock option plan so long as the aggregate dollar amount spent for such stock in any fiscal year of Borrower does not exceed $10,000,000, and (ii) Tech Data Germany, AG may pay dividends to its shareholders so long as the aggregate amount of such dividend paid in any fiscal year does not exceed $1,000,000.

         8.08 ERISA. At any time engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect.

         8.09 CHANGE IN NATURE OF BUSINESS. Make any change in the nature of the business of any Borrower Party as conducted and as proposed to be conducted as of the date hereof.

         8.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of Borrower, other than Subsidiaries, other than arm's-length transactions with Affiliates that are otherwise permitted hereunder.

         8.11 ACQUISITIONS. Acquire all or any part of the assets or equity securities of any Person unless (a) such Person is in the same or similar line or lines of business as that engaged in by Borrower and its Subsidiaries, (b) no Default or Event of Default occurs or is created or results from such Acquisition, and (c) the Cost of Acquisition of such assets or equity securities of any Person does not exceed 35% of Consolidated Shareholders' Equity.

         8.12 LIMITATIONS ON UPSTREAMING. Agree with any Person to any restriction or limitation on the making of Restricted Payments or transferring of assets from any Subsidiary to Borrower or any other Subsidiary.

         8.13 MARGIN REGULATIONS. No Borrower Party shall use the proceeds of any Extensions of Credit hereunder for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

         8.14 FINANCIAL COVENANTS.

         (a) CONSOLIDATED SHAREHOLDERS' EQUITY. Permit Consolidated Shareholders' Equity at any time to be less than the sum of (a) $810,956,000,
(b) an amount equal to 75% of the Consolidated Net Income earned in each fiscal quarter ending after January 31, 2000 (with no deduction for a net loss in any such fiscal quarter) and (c) an amount equal to 50% of the proceeds of the issuance and sale of capital stock of Borrower (including upon any conversion of debt securities of Borrower into such capital stock) after the date hereof.

         (b) CONSOLIDATED SENIOR LEVERAGE RATIO. Permit the Consolidated Senior Leverage Ratio at any time during the respective periods set forth below to be greater than the ratio set forth below opposite each such period:

                                                         MAXIMUM
                                                    CONSOLIDATED SENIOR
                   PERIODS                             LEVERAGE RATIO
       ----------------------------------------------------------------
       Closing Date through January 31, 2001           3.75 to 1.00
       February 1, 2001 through January 31, 2002       3.50 to 1.00
       Thereafter                                      3.25 to 1.00

         (c) CONSOLIDATED TOTAL LEVERAGE RATIO. Permit the Consolidated Total Leverage Ratio at any time to be greater than 4.50 to 1.00.

         (d) CONSOLIDATED CURRENT RATIO. Permit the Consolidated Current Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.20 to 1.00.

         (f) CONSOLIDATED RENTAL EXPENSE RATIO. Permit the Consolidated Rental Expense Ratio as of the end of any fiscal quarter of the Borrower to be less than 2.50 to 1.00.

         8.15 CHANGE IN AUDITORS. Change the certified public accountants auditing the books of Borrower except to certified public accountant of nationally recognized standing reasonably acceptable to Requisite Lenders in being understood that any of the largest 5 accounting firms in the United States are acceptable.

         8.16 PROHIBITION ON PREPAYMENT OF DEBT. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Subordinated Indebtedness; or

         (b) amend, modify or change in any manner any term or condition of any Indebtedness described in SECTION 8.01(B) or any lease so that the terms and conditions thereof are less favorable to the Administrative Agent and the Lenders than the terms of such Indebtedness or leases as of the Closing Date.

         8.17 GUARANTY OBLIGATIONS. Create, incur, assume or suffer to exist the guaranty of payment of accounts receivable owed to the Borrower or a Subsidiary by one or more of its customers except guaranties of payment of accounts receivable (i) which accounts receivable arise in the ordinary course of business, and (ii) the aggregate outstanding amount of such Guaranty Obligations do not exceed at any time $50,000,000.

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                                   SECTION 9.
                         EVENTS OF DEFAULT AND REMEDIES

         9.01 EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default:

         (a) Borrower fails to pay any principal on any Outstanding Obligation (other than fees) as and on the date when due; or

         (b) Borrower fails to pay any interest on any Outstanding Obligation, or any facility fees or utilization fees due hereunder when due; or fails to pay any other fees or amount payable to Administrative Agent or any Lender under any Loan Document within three days after the date due; or

         (c) Any default occurs in the observance or performance of any agreement contained in SECTION 7.01, 7.02, 7.04, 7.08, 7.13 or SECTION 8; or

         (d) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or any Borrower Party fails to perform or observe any other covenant or agreement (not specified in subsections (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

         (e) Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by any Borrower Party pursuant to or in connection with any Loan Document shall be false or misleading or incorrect in any material respect when made or deemed made; or

         (f) (i) Any Borrower Party (x) defaults in any payment when due of principal of or interest on any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount in excess of the Threshold Amount or (y) defaults in the observance or performance of any other agreement or condition relating to any Indebtedness (other than Indebtedness hereunder) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, Indebtedness having an aggregate principal amount in excess of the Threshold Amount to be demanded or become due (automatically or otherwise) prior to its stated maturity, or any Guaranty Obligation in such amount to become payable or cash collateral in respect thereof to be demanded, or any Borrower Party is unable or admits in writing its inability to pay its debts as they mature; or (ii) the occurrence under any Swap Contract of an Early Termination Date (as defined in such Swap Contract) resulting from (x) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) the occurrence of any Termination Event under such Swap Contract (as defined therein) as to which Borrower or any Subsidiary is an Affected Party (as so defined) as a result of which, in either event, the Swap Termination Value owed by Borrower or such Subsidiary is greater than the Threshold Amount; or

         (g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Borrower Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (h) (i) A final judgment against any Borrower Party is entered for the payment of money in excess of the Threshold Amount, or any non-monetary final judgment is entered against any Borrower Party which has a Material Adverse Effect and, in each case, if such judgment remains unsatisfied without procurement of a stay of execution within (A) 30 calendar days after the date of entry of judgment or, (B) if earlier, five days prior to the date of any proposed sale, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 calendar days after its issue or levy; or

         (i) Any Borrower Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (j) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds the Threshold Amount; or (iii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

         (k)      There occurs any Change of Control; or

         (l)      Any event occurs which has a Material Adverse Effect; or

         (m) If a Termination Event (as defined in the Transfer and Administration Agreement) shall occur under the Transfer and Administration Agreement which Termination Event (as defined in the Transfer and Administration Agreement) is not cured or waived;

         (n) If there occurs any event of default under the TDC TROL which is not cured within any grace period.

         9.02 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of Administrative Agent or Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

         (a) Upon the occurrence, and during the continuance, of any Event of Default OTHER THAN an Event of Default described in SECTION 9.01(I):

                  (i) Requisite Lenders may request Administrative Agent to, and Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

                  (ii) Issuing Lender may, with the approval of Administrative Agent on behalf of Requisite Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letter of Credit Usage to be held in a Letter of Credit Cash Collateral Account.

         (b) Upon the occurrence of any Event of Default described in SECTION 9.01(I):

                  (i) the Commitments and all other obligations of Administrative Agent or Lenders shall automatically terminate without notice to or demand upon Borrower, which are expressly waived by Borrower;

                  (ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

                  (iii) an amount equal to the aggregate amount of all outstanding Letter of Credit Usage shall be immediately due and payable to Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held in a Letter of Credit Cash Collateral Account.

         (c) Upon the occurrence of any Event of Default, Lenders and Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed to (but only with the consent of Requisite Lenders) protect, exercise and enforce their rights and remedies under the Loan Documents against any Borrower Party and such other rights and remedies as are provided by Law or equity.

         (d) Except as permitted by SECTION 11.05, no Lender may exercise any rights or remedies with respect to the Obligations without the consent of Requisite Lenders in their sole and absolute discretion. The order and manner in which Administrative Agent's and Lenders' rights and remedies are to be exercised shall be determined by Requisite Lenders in their sole and absolute discretion. Regardless of how a Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied FIRST, to costs and expenses (including Attorney Costs) incurred by Administrative Agent and each Lender, SECOND, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, THIRD, to the payment of the unpaid principal of the Loans, FOURTH, to the payment of all other amounts (including fees) then owing to Administrative Agent and Lenders under the Loan Documents, and FIFTH, to the payment of amounts owed under any Qualifying Swap Contract, in each case paid pro rata to each Lender in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Lenders, without priority or preference among Lenders. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.

                                   SECTION 10.
                              ADMINISTRATIVE AGENT

         10.01    APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

         (a) Each Lender hereby irrevocably (subject to SECTION 10.09) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) Issuing Lender shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of Requisite Lenders to act for such Issuing Lender with respect thereto; PROVIDED, HOWEVER, that Issuing Lender shall have all of the benefits and immunities (i) provided to Administrative Agent in this SECTION 10 with respect to any acts taken or omissions suffered by Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this SECTION 10 included Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to Issuing Lender.

         10.02 DELEGATION OF DUTIES. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         10.03 LIABILITY OF ADMINISTRATIVE AGENT. No Administrative Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (ii) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Borrower Party or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower Party or any Subsidiary or Affiliate thereof.

         10.04    RELIANCE BY ADMINISTRATIVE AGENT.

         (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Borrower Party), independent accountants and other experts reasonably selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Requisite Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders and participants. Where this Agreement expressly permits or prohibits an action unless Requisite Lenders otherwise determine, and in all other instances, Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Lenders.

         (b) For purposes of determining compliance with the conditions specified in SECTION 5.01, each Lender and participant shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to each Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         10.05 NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by Requisite Lenders in accordance with SECTION 9; PROVIDED, HOWEVER, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

         10.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender and participant acknowledges that no Administrative Agent-Related Person has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Borrower Party or any of its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender or participant as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender, including any Lender by assignment, and each participant represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower Party and its Subsidiaries and Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to any Borrower Party hereunder. Each Lender and participant also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower Party and its Subsidiaries and Affiliates. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender or participant with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower Party or any of its Subsidiaries or Affiliates which may come into the possession of any Administrative Agent-Related Person.

         10.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of any Borrower Party and without limiting the obligation of any Borrower Party to do so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the directions of Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of any Borrower Party. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

         10.08 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower Party and its Subsidiaries and Affiliates as though Bank of America were not Administrative Agent or Issuing Lender hereunder and without notice to or consent of Lenders. Lenders and participants acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Borrower Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of any Borrower Party or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent or Issuing Lender.

         10.09 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign as Administrative Agent upon 30 days' notice to Lenders. If Administrative Agent resigns under this Agreement, Requisite Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent must be consented to by Borrower at all times other than during the existence of an Event of Default (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this SECTION 10 and SECTIONS 11.03 and
11.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent (whether by failure to obtain Borrower consent or otherwise) by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as Requisite Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, if Bank of America resigns as Administrative Agent pursuant to this SECTION 10.09, it may elect, in its sole discretion, to simultaneously be replaced as "Issuing Lender" and "Swing Line Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

         10.10 CO-AGENTS; LEAD MANAGERS. None of Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all

         Lenders as such. Without limiting the foregoing, none of Lenders so identified as a "co-agent" or "lead manager" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         10.11    COLLATERAL MATTERS.

         (a) Each Lender hereby irrevocably (subject to SECTION 10.09) appoints, designates and authorizes Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Pledge Agreements, nor shall Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Without limiting the generality of SECTION 10.08, each Lender hereby acknowledges and agrees that the Collateral Agent is acting as a collateral agent for the Lenders, owner trustee and holders under the TDC TROL and Senior Parity Debt Holders as provided in the Pledge Agreements and authorizes the Collateral Agent to carry out all those obligations and shall be entitled to all the rights and benefits of the collateral agent described in the Pledge Agreements. Collateral Agent shall have all of the benefits and immunities (i) provided to Administrative Agent in this
SECTION 10 with respect to the Loan Documents and the transactions contemplated therein, including without limitation any acts taken or omissions suffered by Collateral Agent in connection with or contemplated by such documents or transactions as fully as if the term "Administrative Agent" as used in this
SECTION 10 included Collateral Agent with respect to such documents, transactions, acts or omissions, and (ii) as additionally provided in this Agreement, and specifically SECTION 11 hereof, and the other Loan Documents with respect to Collateral Agent.

         (b) Each of the Administrative Agent and the Collateral Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time take any action with respect to any Collateral or the Security Instruments which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Instruments.

         (c) The Lenders irrevocably authorize each of the Administrative Agent and Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent or Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased by Borrower or any Subsidiary in a transaction permitted under this Agreement; or (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced hereby has been paid in full. Upon request by the Administrative Agent or Collateral Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.11(C), PROVIDED that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent's or Collateral Agent's rights under this SECTION 10.11.

         (d) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of Borrower or any Subsidiary) that the Obligations to such Lender under this Agreement and the other Loan Documents shall not be secured by any real property collateral now or hereafter acquired by such Lender.

                                   SECTION 11

                                  MISCELLANEOUS

         11.01 AMENDMENTS; CONSENTS. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by any Borrower Party therefrom shall be effective unless in writing signed by Requisite Lenders and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, without the approval in writing of Administrative Agent and all Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective to:

         (a) Reduce the amount of principal or required principal payments or prepayments of any Outstanding Obligations; PROVIDED, HOWEVER, that only the consent of Requisite Lenders shall be required in any instance where Lenders have the right to consent to the release price of any property or Persons being Disposed of;

         (b) Reduce the rate of interest payable on any Outstanding Obligations or the amount of any fee or other amount payable to any Lender under the Loan Documents (unless consented to by each Lender entitled to receive such fee or other amount), including in each case, any change in the way any financial covenant used to determine the Applicable Amount is calculated;

         (c) Waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any facility fee or utilization fee;

         (d) Postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Loan or any installment of any facility fee or utilization fee, to extend the term of, or increase the amount of, any Lender's Commitment (it being understood that a waiver of any Event of Default not referred to in subsection (c) above shall require only the consent of Required Lenders) or, except as set forth in SECTION 2.13, modify the Pro Rata Share of any Lender;

         (e) Amend the definition of "REQUISITE LENDERS" or the provisions of
SECTION 5, SECTION 9.02(D), SECTION 10, this SECTION 11.01 or SECTION 11.06; or

         (f) Amend any provision of this Agreement that expressly requires the consent or approval of all Lenders;

PROVIDED, HOWEVER, that (i) no amendment, waiver or consent shall, unless in writing and signed by Issuing Lender in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Issuing Lender, (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Administrative Agent, (iii) no amendment, waiver or consent shall, unless in writing and signed by Swing Line Lender in addition to Requisite

Lenders or all Lenders, as the case may be, affect the rights or duties of Swing Line Lender, and (iv) any fee letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all Lenders and Administrative Agent.

         11.02 TRANSMISSION AND EFFECTIVENESS OF COMMUNICATIONS AND SIGNATURES.

         (A) MODES OF DELIVERY. Except as otherwise provided in any Loan Document, notices, requests, demands, directions, agreements and documents delivered in connection with the Loan Documents (collectively, "COMMUNICATIONS") shall be transmitted by Requisite Notice to the number and address set forth on
SCHEDULE 11.02, may be delivered by the following modes of delivery, and shall be effective as follows:

   MODE OF DELIVERY               EFFECTIVE ON EARLIER OF ACTUAL RECEIPT AND:
   -------------------------------------------------------------------------

       Courier                    Scheduled delivery date

       Facsimile                  When transmission in legible form complete

       Mail                       Fourth Business Day after deposit in U.S.
                                  mail first class postage pre-paid

       Personal delivery          When received

       Telephone                  When conversation completed

        Electronic Mail           When received


PROVIDED, HOWEVER, that communications delivered to Administrative Agent pursuant to SECTION 2 must be in writing and shall not be effective until actually received by Administrative Agent.

         (b) RELIANCE BY ADMINISTRATIVE AGENT AND LENDERS. Administrative Agent and Lenders shall be entitled to rely and act on any communications purportedly given by or on behalf of any Borrower Party even if (i) such communications (A) were not made in a manner specified herein, (B) were incomplete or (C) were not preceded or followed by any other notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any subsequent related communications provided for herein. Borrower shall indemnify Administrative Agent and Lenders from any loss, cost, expense or liability as a result of relying on any communications permitted herein so long as such Administrative Agent and Lenders have acted in good faith.

         (c) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as hardcopies with manual signatures and shall be binding on all Borrower Parties and Administrative Agent and Lenders. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed hardcopy thereof; PROVIDED, HOWEVER, that the failure to request or deliver any such manually-signed hardcopy shall not affect the effectiveness of any facsimile document or signature.

         (d) EFFECTIVENESS OF ELECTRONIC MAIL. Electronic mail and internet and intranet websites may be used to distribute routine communications, such as financial statements and other information and to distribute agreements and other documents to be signed by Lenders; PROVIDED, HOWEVER, that no Request for Extension of Credit or executed or legally-binding notice, agreement, waiver, amendment or other communication may be sent by electronic mail.

         11.03 ATTORNEY COSTS, EXPENSES AND TAXES. Borrower agrees (a) to pay or reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs, (b) to pay or reimburse Administrative Agent and each Lender for all costs and expenses incurred in connection with any restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. The agreements in this Section shall survive repayment of all Obligations.

         11.04    BINDING EFFECT; ASSIGNMENT.

         (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, Administrative Agent, Lenders and their respective successors and assigns, except that, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders and any such attempted assignment shall be void. Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release such Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

         (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Commitment and/or Extensions of Credit; PROVIDED that (i) such assignment, if not to a Lender or an Affiliate of the assigning Lender, shall be consented to by Borrower at all times other than during the existence of a Default or Event of Default and by Administrative Agent, Issuing Lender and Swing Line Lender (which consent of Borrower, Administrative Agent, Issuing Lender and Swing Line Lender shall not be unreasonably withheld or delayed), (ii) a copy of a duly signed and completed Assignment and Acceptance shall be delivered to Administrative Agent,
(iii) except in the case of an assignment

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(A) to an Affiliate of the assigning Lender or to another Lender or (B) of the entire remaining Commitment of the assigning Lender, the portion of the Commitment assigned shall not be less than the Minimum Amount therefor, and (iv) the effective date of any such assignment shall be as specified in the Assignment and Acceptance, but not earlier than the date which is five Business Days after the date Administrative Agent has received the Assignment and Acceptance. Upon obtaining any consent required as set forth in the prior sentence, any forms required by SECTION 11.21 and payment of the requisite fee described below, the assignee named therein shall be a Lender for all purposes of this Agreement to the extent of the Assigned Interest (as defined in such Assignment and Acceptance), and the assigning Lender shall be released from any further obligations under this Agreement to the extent of such Assigned Interest. Upon request, Borrower shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender to evidence Loans made by them. Administrative Agent's consent to any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter. Administrative Agent shall record the information contained in the Assignment and Acceptance in the Register. For purposes hereof, each mutual fund that is an Affiliate of a Lender shall be deemed to be a single Eligible Assignee, whether or not such fund is managed by the same fund manager as other mutual funds that are Affiliates of the same Lender.

         (c) After receipt of a completed Assignment and Acceptance, and receipt of an assignment fee of $4,000 from such Eligible Assignee and/or such assigning Lender (including in the case of assignments to Affiliates of assigning Lenders), Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and Lenders a revised SCHEDULE 11.02 giving effect thereto.

         (d) Each Lender may from time to time, without the consent of any other Person, grant participations to one or more other Person (including another Lender) of all or any portion of its Pro Rata Share of its Commitment and/or Extensions of Credit; PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of SECTION 4 (but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation) and subject to SECTIONS 11.05 AND 11.06, (iv) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation agreement shall not restrict an increase in the combined Commitments or in the granting Lender's Commitment or Pro Rata Share, so long as the amount of the participation interest is not increased, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; PROVIDED, HOWEVER, that the assigning Lender may, in any agreement with a participant, give such participant the right to consent to any matter which (A) extends the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant, or
(C) reduces the amount of any installment of principal owing to such participant. Any Lender that sells a participation to any Person that is a "foreign corporation, partnership or trust" within the meaning of the Code shall include in its participation agreement with such Person a covenant by such Person that such Person will comply with the provisions of SECTION 11.21 as if such Person were a Lender and provide that Administrative Agent and Borrower shall be third party beneficiaries of such covenant.

         11.05 SET-OFF. In addition to any rights and remedies of Administrative Agent and Lenders or any assignee or participant of any Lender or any Affiliate thereof (each, a "PROCEEDING PARTY") provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien, or otherwise, against any assets of the Borrower Parties which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of Borrower) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured; PROVIDED, HOWEVER, this SECTION 11.05 shall not supercede or affect the arrangements of any Proceeding Party under any assignment of account, Lockbox Agreement or other arrangement restricting the Proceeding Party's rights in any account. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.06 SHARING OF PAYMENTS. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower or otherwise, receives payment of the Obligations held by it of a type owed ratably to the various Lenders that is ratably more than any other Lender receives in payment of those Obligations held by such other Lender, then, subject to applicable Laws: (a) such Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; PROVIDED that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

         11.07    NO WAIVER; CUMULATIVE REMEDIES.

         (a) No failure by any Lender or Administrative Agent to exercise, and no delay by any Lender or Administrative Agent in exercising, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         (b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by Administrative Agent or any Lender not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Administrative Agent's or such Lender's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

         (c) Except with respect to SECTION 10.09, the terms and conditions of
SECTION 10 are for the sole benefit of Administrative Agent and Lenders.

         11.08 USURY. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

         11.09 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.10 INTEGRATION. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; PROVIDED that the inclusion of supplemental rights or remedies in favor of Administrative Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         11.11 NATURE OF LENDERS' OBLIGATIONS. Nothing contained in this Agreement or any other Loan Document and no action taken by Administrative Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Lender's obligation to make any Extension of Credit pursuant hereto is several and not joint or joint and several. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender.

         11.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, notwithstanding any investigation made by Administrative Agent or any Lender or on their behalf.

         11.13    INDEMNITY BY BORROWER.

         (a) Whether or not the transactions contemplated hereby are consummated, Borrower agrees to indemnify, save and hold harmless each Administrative Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "INDEMNITEES") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Borrower Party, any of their Subsidiaries or any of their officers or directors; (b) any and all claims, demands, actions or causes of action arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Loan, or the relationship of any Borrower Party, Administrative Agent and Lenders under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive repayment of all Obligations.

         (b) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be Spot Rate. The obligation of Borrower in respect of any such sum due from it shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of the Loan Documents (the "AGREEMENT CURRENCY"), be discharged only to the extent that Administrative Agent and Lenders can purchase the Equivalent Amount of the Agreement Currency. If the amount of the Agreement Currency so purchased is insufficient, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify relevant Indemnitees against such loss. If the Equivalent Amount of the Agreement Currency is greater than the amount due, Lender agrees to return any excess to the Person who may be entitled thereto.

         11.14 NONLIABILITY OF LENDERS. Borrower acknowledges and agrees that:

         (a) Any inspections of any property of Borrower made by or through Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

         (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or Lenders pursuant to the Loan Documents, neither Administrative Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or Lenders;

         (c) The relationship between Borrower and Administrative Agent and Lenders is, and shall at all times remain, solely that of borrower and lenders; neither Administrative Agent nor any Lender shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither Administrative Agent nor any Lender undertakes or assumes any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Administrative Agent or any Lender in connection with such matters is solely for the protection of Administrative Agent and Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

         (d) Neither Administrative Agent nor any Lender shall be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of Borrower and/or its Subsidiaries and Borrower hereby indemnifies and holds Administrative Agent and Lenders harmless from any such loss, damage, liability or claim.

         11.15 NO THIRD PARTIES BENEFITED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, Administrative Agent and Lenders in connection with the Extensions of Credit, and is made for the sole benefit of Borrower, Administrative Agent and Lenders, and Administrative Agent's and Lenders' successors and assigns. Except as provided in SECTIONS 11.04 and 11.13, no other Person shall have any rights of any nature hereunder or by reason hereof.

         11.16 SEVERABILITY. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.17 CONFIDENTIALITY. Administrative Agent, each Lender and each participant shall use any confidential non-public information concerning the Borrower Parties and their Subsidiaries that is furnished to Administrative Agent or such Lender by or on behalf of the Borrower Parties and their Subsidiaries in connection with the Loan Documents (collectively, "CONFIDENTIAL INFORMATION") solely for the purpose of evaluating and providing products and services to them and administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, Administrative Agent and each Lender may disclose Confidential Information (a) to their affiliates or any of their or their affiliates' directors, officers, employees, auditors, counsel, advisors, or representatives (collectively, the "REPRESENTATIVES") whom it determines need to know such information for the purposes set forth in this Section; and (b) to any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, PROVIDED that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein. In addition, Administrative Agent, each Lender, and each Representative may disclose the Confidential Information (a) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of Administrative Agent's or such Lender's business or that of their Representatives in connection with the exercise of such authority or claimed authority; (b) to the extent necessary or appropriate to effect or preserve Administrative Agent's or such Lender's or any of their Affiliates' security (if any) for any Obligation or to enforce any right or remedy or in connection with any claims asserted by or against Administrative Agent or such Lender or any of their Representatives; and (c) pursuant to any subpoena or any similar legal process. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in Administrative Agent's or a Lender's or Representative's possession prior to its being provided by or on behalf of the Borrower Parties, PROVIDED that such information is not known by Administrative Agent or such Lender or such Representative to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, a Borrower Party, (y) is or becomes publicly available (other than through a breach hereof by Administrative Agent or such Lender or such Representative), or (z) becomes available to Administrative Agent or such Lender or such Representative on a nonconfidential basis, PROVIDED that the source of such information was not known by Administrative Agent or such Lender or such Representative to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

         11.18 FURTHER ASSURANCES. Each Borrower Party shall, and shall cause its Subsidiaries to, at their expense and without expense to Lenders or Administrative Agent, do, execute and deliver such further acts and documents as any Lender or Administrative Agent from time to time reasonably requires for the assuring and confirming unto Lenders or Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

         11.19 HEADINGS. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

         11.20 TIME OF THE ESSENCE. Time is of the essence of the Loan
Documents.

         11.21 FOREIGN LENDERS. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) or such other evidence satisfactory to Borrower and Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement, (b) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of Administrative Agent. The obligation of Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

         11.22    REMOVAL AND REPLACEMENT OF LENDERS.

         (a) Under the circumstances set forth in SECTION 4.06(B) of this Agreement providing that Borrower shall have the right to remove or replace a Lender as a party to this Agreement, Borrower may, upon notice to such Lender and Administrative Agent, remove such Lender by (i) non ratably terminating such Lender's Commitment (and thereby reducing the aggregate Commitments) and/or (ii) causing such Lender to assign its Commitment to one or more other Lenders or Eligible Assignees procured by Borrower pursuant to SECTION 11.04(B). Borrower shall (x) pay in full all principal, interest and fees owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to SECTION 4.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to such Lender as it may reasonably require with respect to its participation interest in any Letters of Credit or any Swing Line Loans then outstanding and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance covering such Lender's Commitment. Administrative Agent shall distribute an amended SCHEDULE 2.01, which shall thereafter be incorporated into this Agreement, to reflect adjustments to Lenders and their Commitments. Borrower may net any payments required hereunder against any funds being provided in the same currency by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

         (b) In order to make all Lender's interests in any outstanding Extensions of Credit ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Extensions of Credit of all Lenders, together with any amounts due under SECTION
4.05. Borrower may then request Extensions of Credit from Lenders in accordance with their revised Pro Rata Shares.

         (c) This section shall supercede any provisions in SECTION 11.01 to the contrary.


         11.23    GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, NOTWITHSTANDING ITS EXECUTION OUTSIDE OF SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF FLORIDA SITTING IN PINELLAS COUNTY OR HILLSBOROUGH COUNTY OR OF THE UNITED STATES FOR THE MIDDLE DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER PARTY,

ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         11.24 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         11.25 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                               TECH DATA CORPORATION

                               By: /s/  JEFFERY P. HOWELLS
                                   ------------------------
                               Name:  Jeffery P. Howells
                               Title: Executive Vice President of Finance
                                      and Chief Financial Officer

                                BANK OF AMERICA, N.A., as Administrative
                                Agent


                                By: /s/ DOUGLAS MECKELNBURG
                                   -------------------------
                                Name:  Douglas Meckelnburg
                                Title: Vice President

                                BANK OF AMERICA, N.A., as a Lender, Issuing
                                Lender and Swing Line Lender

                                By: /s/ DOUGLAS MECKELNBURG
                                   -------------------------
                                Name:  Douglas Meckelnburg
                                Title: Vice President

                                         SCOTIABANC, INC.

                                         By: /s/ FRANK F. SANDLER
                                             ------------------------
                                         Name:   Frank F. Sandler
                                         Title:  Relationship Manager

                                         Domestic and Eurodollar Lending Office:
                                         600 Peachtree Street, N.E.
                                         Suite 2700
                                         Atlanta, Georgia  30308

                                         Wire Transfer Instructions:
                                         The Bank of Nova Scotia
                                         New York Agency
                                         ABA No.:  026 002 532
                                         For Credit to: Scotiabanc, Inc.
                                         Account No.:  0735639
                                         Re:  Tech Data Corporation

                                       BANK ONE, NA

                                       By: /s/ DIANNA L. MCCARTHY
                                          ---------------------------
                                       Name:  Dianna L. McCarthy
                                       Title: Vice President

                                       Domestic and Eurodollar Lending Office:
                                       1 Bank One Plaza, 10th Floor, Suite 0634
                                       Chicago, Illinois  60670

                                       Wire Transfer Instructions:
                                       Bank One, NA
                                       Chicago, Illinois
                                       ABA No.: 071 000 013
                                       Account No.: 4811-5286-00000
                                       Account Name: Loan Processing DP
                                       Attention: Bill Laird
                                       Reference: Tech Data Corporation

                                   FIRST UNION NATIONAL BANK

                                   By: /s/ RUSSELL J. LYONS
                                       ---------------------
                                   Name:  Russell J. Lyons
                                   Title: Assistant Vice President

                                   Domestic Lending Office:
                                   214 Hogan Street
                                   Jacksonville, Florida  32202

                                   Eurodollar Lending Office:
                                   First Union London Branch
                                   3 Bishopsgate
                                   London EC 2N3AB

                                   Wire Transfer Instructions:
                                   First Union National Bank
                                   ABA No.:  053-000-219
                                   In favor of:  First Union National Bank
                                   Reference:  Tech Data Corporation
                                               General Ledger #145916-2008
                                   Attention:  Cindy Petry (tel:904-489-6095)
                                                           (fax:904-489-1010)

                                  SUNTRUST BANK

                                  By: /s/  FRANK A. COE
                                      --------------------
                                  Name:  Frank A. Coe
                                  Title: Vice President

                                  Lending Office:
                                  303 Peachtree Street, N.E., 3rd Floor
                                  Atlanta, Georgia  30324

                                  Wire Transfer Instructions:
                                  SunTrust Bank
                                  Orlando, Florida
                                  ABA No.:  063 102 152
                                  Account No.:  9215004320
                                  Account Name:  SunTrust Bank
                                  Attention:  Commercial Loan Operations
                                  For further credit to: Tech Data Corporation

                                  BAYERISCHE HYPO-UND VEREINSBANK
                                  AG, NEW YORK BRANCH

                                  By: /s/ MARIANNE WEINZINGER
                                      -------------------------
                                  Name:  Marianne Weinzinger
                                  Title: Director

                                  By: /s/ FELICIA PIERSON
                                      --------------------------
                                  Name:  Felicia Pierson
                                  Title: Associate Director

                                  Lending Office:
                                  150 East 42nd Street
                                  New York, New York  10017

                                  Wire Transfer Instructions:
                                  Federal Reserve Bank of New York
                                  Favor: Bayerische Hypo-und Vereinsbank AG,
                                         New York Branch
                                  ABA No.: 026 008 808
                                  Reference: Tech Data Corporation
                                  Attention: Arelis Cepeda

                                   CREDIT INDUSTRIEL ET COMMERCIAL

                                   By:  /s/ A DE GROMARD       /s/ P. LATROBE
                                      ---------------------------------------
                                   Name:  A. de Gromard          P. Latrobe
                                   Title: Senior Vice President  Director

                                   Domestic Lender Branch:
                                   Credit Industriel et Commercial
                                   6, avenue de Provence
                                   75009 PARIS

                                   Wire Transfer Instructions:
                                   HSBC Bank USA
                                   New York, New York
                                   Account Name: Credit Industriel et Commercial Account No.: 000123439
                                   Reference:  Tech Data Corporation
                                   SWIFT:  MRMDUS33

                                 DG BANK DEUTSCHE
                                 GENOSSENSCHAFTSBANK AG,
                                 CAYMAN ISLANDS BRANCH

                                 By: /s/ J.W. SOMERS
                                     ---------------------------
                                     Name:  J.W. Somers
                                     Title: S.V.P.


                                 By: /s/ KURT A. MORRIS
                                     ----------------------------
                                     Name:  Kurt A. Morris
                                     Title: Vice President

                                 Domestic and Eurodollar Lending Office:
                                 DG Bank AG, Atlanta Agency
                                 303 Peachtree Street, N.E.
                                 One Peachtree Center, Suite 2900
                                 Atlanta, Georgia  30308

                                 Wire Transfer Instructions:
                                 Bank of New York
                                 ABA No.:  021000018
                                 For Account:  DG Bank, New York
                                 Account No.:  8900433876
                                 For further Credit to:  Tech Data Corporation

                                      CITICORP USA, INC.

                                      By: /s/ ALLEN FISHER
                                          -----------------------
                                       Name:  Allen Fisher
                                       Title: Vice President

                                       Domestic and Eurodollar Lending Office:
                                       390 Freenwich Street, 1st Floor
                                       New York, New Yokr  10013

                                       Wire Transfer Instructions:
                                       Citibank, N.A.
                                       New York, New York
                                       ABA No.:  021000089
                                       Account No.:  3885 8061
                                       Account Name:  Citicorp Industrial Credit
                                       Attention:  Mehmet Durgun
                                       Reference:  Tech Data Corporation

                                       THE INDUSTRIAL BANK OF JAPAN,
                                       LIMITED

                                       By: /s/ MINAMI MIURA
                                           --------------------------
                                       Name:  Minami Miura
                                       Title: Senior Vice President

                                       Lending Office:
                                       The Industrial Bank of Japan, Limited
                                       New York Branch
                                       1251 Avenue of the Americas
                                       New York, New York  10020-1104

                                       Wire Transfer Instructions:
                                       The Industrial Bank of Japan, Limited
                                       New York Branch
                                       ABA No.:  026008345
                                       Attention:  Credit Administration
                                       Reference:  Tech Data Corporation

                     DRESDNER BANK AG, NEW YORK AND
                     GRAND CAYMAN BRANCHES

                     By: /s/XINYUE JASMINE GEFFNER   /s/ B. CRAIG ERICKSON
                        --------------------------------------------------
                     Name:  Xinyue Jasmine Geffner      B. Craig Erickson
                     Title: Assistant Vice President    Vice President

                     Domestic and Eurodollar Lending Office:
                     75 Wall Street
                     New York, New York  10005-2889

                     Wire Transfer Instructions:
                     Dresdner Bank AG, New York and
                        Grand Cayman Branches
                     New York, New York
                     ABA No.:  026 008 303
                     Account No.:  1 120 347-15
                     Reference:  Tech Data Corporation
                     Attention:  Rosanna Caminiti

                      BANCA COMMERCIALE ITALIANA-
                      NEW YORK BRANCH

                      By:  /s/ FRANK MAFFEI       /s/ CHARLES DOUGHERTY
                         ----------------------------------------------
                      Name:  Frank Maffei            C. Dougherty
                      Title:                         V.P.

                      Domestic and Eurodollar Lending Office:
                      One William Street
                      New York, New York  10004

                      Wire Transfer Instructions:
                      ABA No.: 026005319
                      Account Name: BCA Italiana
                      Reference: Tech Data Corporation

                      BANK HAPOALIM B.M.

                      By:  /s/  SHAUN BREIDBART    /s/ LAURA ANNE RAFFA
                         ----------------------------------------------
                      Name:  Shaun Breidbart           Laura Anne Raffa
                      Title: Vice President            First Vice President
                                                       & Corporate Manager

                      Lending Office:
                      1177 Avenue of the Americas
                      New York, New York  10036

                      Wire Transfer Instructions:
                      Federal Reserve Bank of New York
                      ABA No.: 026008866
                      Account No.: 0011756-00000
                      Account Name: Bank Hapoalim B.M.
                      Attention: Commercial Loan Operations
                      Reference: Tech Data Corporation

                      NATEXIS BANQUE

                     By: /s/ PIETER J. VAN TULDER    /s/ JOHN RIGO
                        --------------------------------------------
                     Name:  Pieter J. van Tulder        John Rigo
                     Title:  Multinational Group        VP

                     Domestic and Eurodollar Lending Office:
                     645 Fifth Avenue
                     New York, New York  10022

                     Wire Transfer Instructions:
                     Chase Manhattan Bank, N.A.
                     New York, New York
                     ABA No.: 021-0002-1
                     Account No.: 544-7-75330
                     Account Name: Natexis Banque, NY
                     Attention: Loan Dept.
                     Reference: Tech Data Corporation

                              DEUTSCHE BANK AG NEW YORK
                              AND/OR CAYMAN ISLANDS BRANCH

                              By: /s/ CHRISTOPH A. KOCH
                                 ------------------------
                              Name:  Christoph A. Koch
                              Title: Vice President

                              By: /s/ CHRISTOPHER S. HALL
                                 -------------------------
                              Name:  Christopher S. Hall
                              Title: Managing Director

                              Domestic and Eurodollar Lending Office:
                              31 W. 52nd Street
                              New York, New York  10019

                              Wire Transfer Instructions:
                              Deutsche Bank AG
                              New York Branch
                              ABA No.: 026003780
                              Reference:  Tech Data Corporation